   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2004


                                                     REGISTRATION NO. 333-120571

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                AMENDMENT NO. 1


                                       TO


                                   FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                             INTRAWEST CORPORATION
             (Exact name of Registrant as specified in its charter)

                  CANADA                                      7011                                  NOT APPLICABLE
    (Province or other jurisdiction of            (Primary Standard Industrial           (I.R.S. Employer Identification No.)
      incorporation or organization)              Classification Code Number)

SUITE 800, 200 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3L6 (604)
                                    669-9777
   (Address and telephone number of Registrant's principal executive offices) PTSGE CORP., SUITE 2900, 925 FOURTH AVENUE, SEATTLE, WASHINGTON 98104 (206)
                                    623-7580
 (Name, address and telephone number of agent for service in the United States)

                      ------------------------------------
                                   COPIES TO:

          MICHAEL G. URBANI                           ROSS J. MEACHER                              GARY. J. KOCHER
        MCCARTHY TETRAULT LLP                      INTRAWEST CORPORATION                      CHRISTOPHER H. CUNNINGHAM
             Suite 1300                                  Suite 800                            PRESTON GATES & ELLIS LLP
         777 Dunsmuir Street                        200 Burrard Street                               Suite 2900
  Vancouver, B.C., Canada, V7Y 1K2           Vancouver, B.C., Canada, V6C 3L6                     925 Fourth Avenue
           (604) 643-7100                             (604) 669-9777                              Seattle, WA 98104
                                                                                                   (206) 623-7580

                      ------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                      PROVINCE OF BRITISH COLUMBIA, CANADA
               (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):


A. [X] Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).



B.  [ ]  At some future date (check appropriate box below).


    1.  [ ]  Pursuant to Rule 467(b) on (        ) at (        ) (designate a
             time not sooner than seven calendar days after filing).

    2.  [ ]  Pursuant to Rule 467(b) on (        ) at (        ) (designate a
             time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has
             issued a receipt or notification of clearance on (        ).

    3. [ ] Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.


    4. [ ] After the filing of the next amendment to this form (if preliminary material is being filed).



    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

(INTRAWEST LOGO)                             INTRAWEST CORPORATION
                                US$226,000,000 7.50% SENIOR EXCHANGE NOTES DUE
                                               OCTOBER 15, 2013
                               CDN$125,000,000 6.875% SENIOR EXCHANGE NOTES DUE
                                               OCTOBER 15, 2009

                            ------------------------


    Intrawest Corporation (the "Corporation" or "Intrawest") hereby offers, upon the terms and subject to the conditions set forth in this short form prospectus (the "Prospectus") and the accompanying US$ Note Letter of Transmittal (the "US$ Note Letter of Transmittal", which together with this Prospectus constitute the "US$ Note Exchange Offer"), to exchange an aggregate principal amount up to US$226,000,000 of 7.50% Senior Exchange Notes due October 15, 2013 (the "US$ Exchange Notes") of the Corporation, which are being registered under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus constitutes a part, and qualified for distribution under this Prospectus in the Provinces of British Columbia, Ontario and Quebec (the "Qualifying Provinces") in Canada, for a like principal amount of the issued and outstanding US$226,000,000 aggregate principal amount of 7.50% Senior Notes due October 15, 2013 (the "US$ Notes") of the Corporation which were issued under an indenture (the "2003 Indenture") dated as of October 9, 2003, with the holders thereof. US$225,000,000 aggregate principal amount of the US$ Notes were originally issued on October 6, 2004. US$1,000,000 aggregate principal amount of the US$ Notes were originally issued on October 9, 2003 (CUSIP No. 460915 AP 6).


    The Corporation also offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Cdn$ Note Letter of Transmittal (the "Cdn$ Note Letter of Transmittal", which together with this Prospectus constitute the "Cdn$ Note Exchange Offer"), to exchange an aggregate principal amount of up to Cdn$125,000,000 of 6.875% Senior Exchange Notes due October 15, 2009 (the "Cdn$ Exchange Notes") of the Corporation, which are being registered under the Securities Act pursuant to the Registration Statement of which this Prospectus constitutes a part, and qualified for distribution under this Prospectus in the Qualifying Provinces, for a like principal amount of the issued and outstanding Cdn$125,000,000 aggregate principal amount of 6.875% Senior Notes due October 15, 2009 (the "Cdn$ Notes") of the Corporation which were originally issued under an indenture dated as of October 6, 2004 (the "2004 Indenture"), with the holders thereof.

    The US$ Notes and the Cdn$ Notes are collectively referred to herein as the "Existing Notes." The US$ Note Exchange Offer and the Cdn$ Note Exchange Offer are collectively referred to herein as the "Exchange Offers" and "Exchange Offer" refers to either of the US$ Note Exchange Offer or the Cdn$ Note Exchange Offer. The US$ Note Letter of Transmittal and the Cdn$ Note Letter of Transmittal are collectively referred to herein as the "Letters of Transmittal" and "Letter of Transmittal" refers to either of the US$ Note Letter of Transmittal or the Cdn$ Note Letter of Transmittal.

    Each of the Exchange Offers is a separate and distinct offer to exchange the relevant Existing Notes.

    The US$ Exchange Notes and the Cdn$ Exchange Notes (collectively, the "Exchange Notes") offered to holders of Existing Notes hereunder are offered in order to satisfy obligations of the Corporation under the Exchange and Registration Rights Agreements dated October 6, 2004 (collectively, the "Registration Rights Agreements" and each a "Registration Rights Agreement") among the Corporation and the initial purchasers of the Existing Notes (collectively, the "Initial Purchasers").

    The Exchange Notes issued in exchange for the Existing Notes will evidence the same debt as the Existing Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Existing Notes, under the 2003 Indenture governing the US$ Notes and the 2004 Indenture governing the Cdn$ Notes. The 2003 Indenture and 2004 Indenture are collectively referred to herein as the "Indentures", and "Indenture" refers to either the 2003 Indenture or the 2004 Indenture. The terms of the Exchange Notes are identical in all material respects to the Existing Notes except for certain transfer restrictions and registration rights relating to the Existing Notes and except that, in the event of a Registration Default (as defined herein), special interest, in addition to the interest set forth below, shall accrue on the Existing Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period (as defined herein) and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Existing Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration and Prospectus Qualification Rights."
                                                   (continued on following page)
                            ------------------------

    THE TENDER OF EXISTING NOTES FOR EXCHANGE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES. NO "UNDERWRITER" WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS.
                            ------------------------
THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------


                The date of this Prospectus is December 21, 2004

(continued from previous page)

      THIS OFFERING IS MADE BY A CANADIAN ISSUER THAT IS PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH THE DISCLOSURE REQUIREMENTS OF CANADA. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED OR INCORPORATED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND ARE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

      PROSPECTIVE HOLDERS OF EXCHANGE NOTES SHOULD BE AWARE THAT THE ACQUISITION OF THE SECURITIES DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND IN CANADA. SUCH CONSEQUENCES FOR INVESTORS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES MAY NOT BE DESCRIBED FULLY HEREIN. SEE "CERTAIN INCOME TAX CONSEQUENCES."

      THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT THE CORPORATION IS CONTINUED UNDER THE LAWS OF CANADA, THAT SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF CANADA, THAT SOME OR ALL OF THE EXPERTS NAMED IN THE REGISTRATION STATEMENT MAY BE RESIDENTS OF CANADA, AND THAT ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF THE CORPORATION AND SAID PERSONS MAY BE LOCATED OUTSIDE THE UNITED STATES.

      PROSPECTIVE HOLDERS OF EXCHANGE NOTES SHOULD BE AWARE THAT, DURING THE PERIOD OF THE EXCHANGE OFFERS, THE CORPORATION OR ITS AFFILIATES, DIRECTLY OR INDIRECTLY, MAY BID FOR OR MAKE PURCHASES OF THE SECURITIES TO BE DISTRIBUTED OR TO BE EXCHANGED, OR CERTAIN RELATED SECURITIES, AS PERMITTED BY APPLICABLE LAWS OR REGULATIONS OF CANADA OR ITS PROVINCES OR TERRITORIES.

      Interest on the US$ Exchange Notes at a per annum rate of 7.50% is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2005. Interest on the Cdn$ Exchange Notes at a per annum rate of 6.875% is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2005. The US$ Exchange Notes are redeemable at the Option of the Corporation, in whole or in part, at any time on or after October 15, 2008 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. The Exchange Notes are also redeemable by the Corporation at any time, in whole but not in part, at the option of the Corporation at their principal amount plus accrued and unpaid interest to the date of redemption in the event of certain changes affecting Canadian withholding taxes. In addition, upon a Change of Control Triggering Event (as defined herein), the Corporation is required to offer to purchase all outstanding Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Cdn$ Exchange Notes are also redeemable at the option of the Corporation on or prior to October 15, 2007 in the event of certain equity offerings by the Corporation.

      The US$ Exchange Notes will be represented by a global US$ Exchange Note registered in the name of the nominee of The Depository Trust Company ("DTC"). The Cdn$ Exchange Notes will be represented by two separate global Cdn$ Exchange Notes, one registered in the name of DTC and the other registered in the name of the nominee of The Canadian Depository for Securities Limited ("CDS"). Beneficial interests in the global US$ Exchange Note and the global Cdn$ Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and CDS, as the case may be, and their participants. Except as described herein, Exchange Notes in definitive form will not be issued. See "Description of the Exchange Notes -- Transfer, Exchange and Book-Entry Procedures."

      The Corporation is making each of the Exchange Offers in reliance on the position of the staff of the United States Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Corporation has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Corporation believes that Exchange Notes issued pursuant to either of the Exchange Offers in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Existing Notes directly from the Corporation for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Existing Notes as a result of market-making or other trading activities or (iii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Corporation (an "Affiliate") without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Existing Notes accepting an Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Existing Notes who is using an Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

      Each broker-dealer (other than an Affiliate of the Corporation) that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it acquired the Existing Notes tendered to such Exchange Offer as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Corporation has agreed that, for a period ending on the earlier of the 180th day after the Exchange Offers have been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the applicable Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an Affiliate of the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

      THERE IS CURRENTLY NO MARKET THROUGH WHICH THE EXCHANGE NOTES MAY BE SOLD AND HOLDERS MAY NOT BE ABLE TO RESELL EXCHANGE NOTES DISTRIBUTED UNDER THIS PROSPECTUS. Although the Initial Purchasers have informed the Corporation that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Corporation does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Notes through the Nasdaq Stock Market ("Nasdaq").

      Any Existing Notes not tendered and accepted in either Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the applicable Indenture. Following consummation of each of the Exchange Offers, the holders of the Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and the Corporation will have no further obligation to such holders to provide for registration under the Securities Act of the Existing Notes held by them. To the extent that Existing Notes are tendered and accepted in the Exchange Offers, a holder's ability to sell untendered, or tendered but unaccepted, Existing Notes could be adversely affected. Although the Existing Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Existing Notes will develop while they are subject to restrictions on transfer.


      The Corporation will accept for exchange any and all Existing Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York time, on the date the applicable Exchange Offer expires, which for each Exchange Offer will be January 21, 2005 (the "Expiration Date"), unless an Exchange Offer is extended by the Corporation, in which case the term "Expiration Date" shall mean the latest date to which such Exchange Offer is extended. Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the applicable Expiration Date. Neither Exchange Offer is conditioned upon any minimum principal amount of Existing Notes being tendered or accepted for exchange. However, each Exchange Offer is subject to certain conditions which may be waived by the Corporation and to the terms and provisions of the applicable Registration Rights Agreement. The Exchange Notes will bear interest from October 15, 2004 with respect to the US$ Exchange Notes, and from October 6, 2004 with respect to the Cdn$ Exchange Notes. Holders of Existing Notes whose Existing Notes are accepted for exchange pursuant to the Exchange Offer will not receive interest on such Existing Notes for any period subsequent to such dates.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         HOLDERS OF US$ NOTES SHOULD USE THE BLUE LETTER OF TRANSMITTAL
      AND THE GREEN NOTICE OF GUARANTEED DELIVERY IN MAKING THEIR TENDERS.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     HOLDERS OF CDN$ NOTES SHOULD USE THE YELLOW LETTER OF TRANSMITTAL AND
        THE PINK NOTICE OF GUARANTEED DELIVERY IN MAKING THEIR TENDERS.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      This Prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other matters, the intent, belief or current expectations of the Corporation or its management with respect to the Corporation's operating strategies, the Corporation's growth strategies, the Corporation's capital expenditures, industry trends, competition and other factors affecting the Corporation's financial condition or results of operations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other known and unknown factors, including the factors discussed in Management's Discussion and Analysis (as defined herein), which may cause actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements.

                      DOCUMENTS INCORPORATED BY REFERENCE

      INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM DOCUMENTS FILED WITH THE SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA. Copies of the documents incorporated herein by reference may be obtained on request without charge from Ross J. Meacher, Corporate Secretary and Chief Privacy Officer, Intrawest Corporation, Suite 800, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 (telephone number (604) 669-9777).

      The following documents, filed with the various securities commissions or similar authorities in Canada, are specifically incorporated by reference in and form an integral part of this Prospectus:

     (a) the Annual Information Form of the Corporation dated September 13, 2004 for the fiscal year ended June 30, 2004, including the Management's Discussion and Analysis of the Corporation for the year ended June 30, 2004 ("Management's Discussion and Analysis");

     (b) the Information Circular of the Corporation dated September 27, 2004 (except for the sections entitled "Corporate Governance," "Report on Executive Compensation" and "Performance Graph") distributed in connection with the Corporation's annual meeting held on November 8, 2004;

     (c) the audited consolidated financial statements of the Corporation for the years ended June 30, 2004 and 2003, together with the notes thereto and the auditors' report thereon (the "Annual Consolidated Financial Statements");

     (d) the unaudited consolidated financial statements of the Corporation for the three months ended September 30, 2004 and 2003 (the "Interim Consolidated Financial Statements" and, together with the Annual Consolidated Financial Statements, the "Consolidated Financial Statements"); and

     (e) the Management's Discussion and Analysis of the Corporation for the three months ended September 30, 2004.

      All documents of the Corporation of the type referred to above (excluding any confidential material change reports) that are filed by the Corporation with a securities commission or any similar authority in Canada after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus.

      Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                CERTAIN DEFINITIONS AND STATISTICAL INFORMATION

      As used in this Prospectus "skier visit" means one guest accessing a ski mountain on any one day and "unit" means one condominium-hotel unit, one townhome unit, one single-family lot or 1,000 square feet of commercial space.

      Statistical information relating to the ski and golf industries included in this Prospectus is derived by the Corporation from recognized industry reports regularly published by industry associations and independent consulting and data compilation organizations in these industries, including the National Ski Areas Association, the Canadian Ski Council and the National Golf Foundation.

      In this Prospectus, unless the context otherwise requires, the "Corporation" or "Intrawest" refers to Intrawest Corporation, either alone or with its subsidiaries and their respective interests in joint ventures and partnerships. ALL DOLLAR AMOUNTS USED HEREIN ARE IN U.S. DOLLARS, UNLESS OTHERWISE STATED.

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

      The Corporation is a corporation continued under the laws of Canada and a substantial portion of its assets are located in, and substantially all of the directors, controlling persons and officers of the Corporation and certain of the experts named herein are residents of, jurisdictions other than the United States. As a result, it may be difficult for United States investors to effect service within the United States upon those directors, controlling persons, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, controlling persons, officers or experts under United States federal securities laws. The Corporation has been advised by its Canadian counsel, McCarthy Tetrault LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Corporation has also been advised by such counsel that an action may be brought in British Columbia in the first instance on the basis of civil liability predicated solely upon such laws if the British Columbia court is satisfied that the United States is the lex loci delicti (i.e., the place of the wrong) for such a claim.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus.

                              THE EXCHANGE OFFERS

SECURITIES OFFERED.........  Up to $226,000,000 principal amount of 7.50% Senior
                             Notes due October 15, 2013, and up to
                             Cdn$125,000,000 of 6.875% Senior Notes due October 15, 2009, which have been registered under the Securities Act and qualified for distribution in the Qualifying Provinces in Canada. The terms of the Exchange Notes are identical in all material respects to the Existing Notes except for certain transfer restrictions and registration rights relating to the Existing Notes and except that, in the event that either (i) an Exchange Offer Registration Statement (as defined herein) is not filed with the Commission on or prior to the 60th day following the date of original issue of the Existing Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of original issue of the Existing Notes, (iii) an Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) an Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or
                             (v) certain other events specified in the applicable Registration Rights Agreement occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Existing Notes (as applicable) at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Existing Notes (as applicable) will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration and Prospectus Qualification Rights."

THE EXCHANGE OFFERS........  The Exchange Notes are being offered in exchange for a like principal amount of Existing Notes. The issuance of the Exchange Notes pursuant to the Exchange Offers is intended to satisfy certain obligations of the Corporation under the applicable Registration Rights Agreement. The Exchange Notes issued in Exchange for the Existing Notes will evidence the same debt as the Existing Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Existing Notes, under the applicable Indenture. Neither Exchange Offer is conditional upon any minimum principal amount of Existing Notes being tendered or accepted for exchange.


TENDERS, EXPIRATION DATE;
WITHDRAWAL.................  Each Exchange Offer will expire at 5:00 p.m., New
                             York time, on January 21, 2005, or such later date to which such Exchange Offer is extended by the Corporation in its sole discretion. Tenders of outstanding Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the applicable Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the applicable Exchange Offer. See "The

                             Exchange Offers" for a description of the procedures for tendering Existing Notes.

U.S. AND CANADIAN FEDERAL
INCOME TAX CONSEQUENCES....  For United States federal income tax purposes, an exchange of Existing Notes for Exchange Notes pursuant to the Exchange Offers should not be a taxable event for U.S. Holders (as defined herein) of Existing Notes. A Holder (as defined herein) of Existing Notes should not be subject to Canadian federal income tax on the exchange of such notes for Exchange Notes. Further, the payment of interest, principal or premium, if any, to a Holder of Exchange Notes should be exempt from Canadian withholding tax. See "Certain Income Tax Consequences."

USE OF PROCEEDS............  There will be no cash proceeds payable to the
                             Corporation from the issuance of the Exchange Notes pursuant to the Exchange Offers. The Corporation used the net proceeds of approximately $322.6 million received from the sale of the Existing Notes, along with borrowings under the Corporation's credit facilities, to retire $359.9 million aggregate principal amount of the Corporation's 10.50% Senior Notes due February 10, 2010 and to use excess proceeds, if any, to repay outstanding indebtedness.

EXCHANGE AGENTS............  JPMorgan Chase Bank (with respect to Existing Notes registered in the name of DTC) and CIBC Mellon Trust Company (with respect to Existing Notes registered in the name of CDS) are serving as Exchange Agents (collectively, the "Exchange Agents" and each an "Exchange Agent") pursuant to the Exchange Offers.

   CONSEQUENCES OF EXCHANGING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFERS

      The Corporation is making the Exchange Offers in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. However, the Corporation has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Corporation believes that Exchange Notes issued pursuant to either of the Exchange Offers in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Existing Notes directly from the Corporation for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Existing Notes as a result of market-making or other trading activities or
(iii) a person that is an Affiliate of the Corporation) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Existing Notes accepting an Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Existing Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

      Each broker-dealer (other than an Affiliate of the Corporation) that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it acquired the Existing Notes tendered to such Exchange Offer as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Corporation has agreed that, for a period ending on the earlier of the 180th day after the applicable Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the applicable Registration Rights Agreement) it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an Affiliate of the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

           EFFECT OF THE EXCHANGE OFFERS ON HOLDERS OF EXISTING NOTES

      As a result of the making of the Exchange Offers, and upon acceptance for exchange of all Existing Notes that have been properly tendered and not withdrawn pursuant to the applicable Exchange Offer, the Corporation will have fulfilled a covenant contained in the applicable Registration Rights Agreement and, accordingly, the holders of the Existing Notes will have no further registration rights under the applicable Registration Rights Agreement, except that, in certain limited circumstances, the Corporation is required to file with the Commission a Shelf Registration Statement (as defined herein). See "Description of the Exchange Notes -- Exchange Offers; Registration and Prospectus Qualification Rights." Any Existing Notes not tendered and accepted in the Exchange Offers will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the applicable Indenture. All untendered, and tendered but unaccepted, Existing Notes will continue to be subject to the restrictions on transfer provided for in the Existing Notes and the applicable Indenture. To the extent that Existing Notes are tendered and accepted in the Exchange Offers, a holder's ability to sell untendered, or tendered but unaccepted, Existing Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

      The Exchange Notes issued in exchange for the Existing Notes will evidence the same debt as the Existing Notes and will be issued, and the holders thereof will be entitled to the same rights as holders of the Existing Notes, under the applicable Indenture. The terms of the Exchange Notes are identical in all material respects to the Existing Notes except for certain transfer restrictions and registration rights relating to the Existing Notes and except that, in the event of a Registration Default, special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Existing Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Existing Notes will bear interest at the original rate; provided, however, that if after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration and Prospectus Qualification Rights."

      The Exchange Notes will bear interest from October 15, 2004 with respect to the US$ Exchange Notes, and from October 6, 2004 with respect to the Cdn$ Exchange Notes. Holders of the Existing Notes whose Existing Notes are accepted for exchange pursuant to an Exchange Offer will not receive interest on such Existing Notes for any period subsequent to such dates.

ISSUER.....................  Intrawest Corporation.

NOTES......................  $226,000,000 aggregate principal amount of the
                             Corporation's 7.50% Senior Notes due October 15, 2013 and Cdn$125,000,000 aggregate principal amount of the Corporation's 6.875% Senior Notes due October 15, 2009.

MATURITY DATE..............  October 15, 2013 for the US$ Exchange Notes and
                             October 15, 2009 for the Cdn$ Exchange Notes.

INTEREST PAYMENT DATES.....  April 15 and October 15, of each year, commencing
                             April 15, 2005.

OPTIONAL REDEMPTION........  The US$ Exchange Notes will be redeemable at the option of the Corporation, in whole or in part, at any time on or after October 15, 2008, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. The Cdn$ Exchange Notes are redeemable at the option of the Corporation on or prior to October 15, 2007 in the event of certain equity offerings by the Corporation. See "Description of the Exchange Notes -- Optional Redemption."

TAX REDEMPTION.............  The Exchange Notes will be redeemable by the
                             Corporation at any time, in whole but not in part, at the option of the Corporation at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption in the event the Corporation becomes obligated to pay Additional Amounts (as defined herein) as a result of certain changes affecting Canadian withholding taxes. See "Description of the Exchange Notes -- Optional Redemption" and "-- Additional Amounts for Canadian Taxes."

CHANGE OF CONTROL..........  Upon the occurrence of a Change of Control
                             Triggering Event, which requires both a Change of Control (as defined herein) and a Rating Decline (as defined herein), the Corporation is required to offer to purchase all outstanding Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Notes -- Covenants -- Change of Control."

ADDITIONAL AMOUNTS.........  All payments with respect to the Exchange Notes made by the Corporation will be made without withholding or deduction for Canadian taxes unless required by law or by the interpretation or administration thereof, in which case, subject to certain exceptions, the Corporation will pay such Additional Amounts as may be necessary, so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the Exchange Notes -- Additional Amounts for Canadian Taxes."

RANKING....................  The Exchange Notes will constitute senior unsecured obligations of the Corporation, and indebtedness evidenced by the Exchange Notes will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Corporation and senior in right of payment to all existing and future obligations of the Corporation expressly subordinated in right of payment to the Exchange Notes. Holders of secured obligations of the Corporation will, however, have claims that are prior to the claims of the holders of the Exchange Notes with respect to the assets securing such obligations. In addition, the Exchange Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of the Corporation's subsidiaries. As of September 30, 2004, after giving pro forma effect to the application of the net proceeds of the Existing Notes, the Corporation would have had $724.5 million of senior unsecured indebtedness and $194.7 million of secured indebtedness, and the Corporation's subsidiaries would have had $562.3 million of liabilities.

CERTAIN COVENANTS..........  Each of the Indentures contains covenants that, among other things, limit the ability of the Corporation or, in some cases, certain of its subsidiaries, to incur indebtedness and issue preferred shares, make restricted payments, create liens, enter into sale and leaseback transactions, dispose of assets, enter into transactions with affiliates and related persons and enter into amalgamations, consolidations or mergers or sell all or substantially all of their assets. If the Exchange Notes are rated Investment Grade (as defined herein) by certain rating agencies, all such covenants will cease to apply, other than certain of the covenants relating to creating liens and to amalgamations, consolidations or mergers or the sale of all or substantially all of the Corporation's assets. All of these limitations, however, are subject to a number of important exceptions and qualifications. See "Description of the Exchange Notes -- Covenants" and "-- Fall-away Event."

ABSENCE OF PUBLIC MARKET
FOR THE EXCHANGE NOTES.....  Although the Initial Purchasers have informed the
                             Corporation that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Corporation does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through Nasdaq.

                                  RISK FACTORS

      Prospective recipients of the Exchange Notes should consider carefully the information set forth under "Risk Factors" and all other information set forth in this Prospectus in evaluating an investment in the Exchange Notes.

                             ADDITIONAL INFORMATION

      For additional information regarding the Exchange Notes, see "Description of the Exchange Notes" and "Certain Income Tax Considerations."

                                  RISK FACTORS

      Participation in the Exchange Offers is voluntary. In addition to other information set forth elsewhere in the Prospectus, before tendering Existing Notes for Exchange Notes, prospective recipients of the Exchange Notes should consider carefully the risk factors set forth below in evaluating an investment in the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

      Holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes pursuant to the Exchange Offers will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and similar requirements of applicable securities laws of the states of the United States and other jurisdictions. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act or registered or qualified for distribution under the securities laws of other applicable jurisdictions, except pursuant to an exemption therefrom or in a transaction not subject thereto. Except in certain limited circumstances provided for in the applicable Registration Rights Agreement, the Corporation does not intend to register the Existing Notes under the Securities Act or to register or qualify for distribution the Existing Notes under the securities laws of any such jurisdiction. In addition, any holder of Existing Notes who tenders in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Issuance of the Exchange Notes in exchange for Existing Notes pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of such Existing Notes, the applicable properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Corporation is under no duty to give notification of defects or irregularities with respect to tenders of Existing Notes for exchange. Existing Notes that are not tendered or that are tendered but not accepted by the Corporation for exchange pursuant to the Exchange Offers, will, following consummation of such Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof provided for in the Existing Notes and the applicable Indenture and, upon consummation of the Exchange Offers, certain registration rights under the applicable Registration Rights Agreement relating to the Existing Notes will terminate. See "Description of the Exchange Notes -- Exchange Offer; Registration and Prospectus Qualification Rights."

      To the extent that Existing Notes are tendered and accepted in an Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Existing Notes could be adversely affected, and the volatility of the market price of the Existing Notes could increase, due to a reduction in liquidity. Although the Existing Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Existing Notes will develop while they are subject to restrictions on transfer.

LEVERAGE

      As of September 30, 2004, after giving pro forma effect to the application of the net proceeds of the Existing Notes, the Corporation would have had total consolidated debt of $1.1 billion and shareholders' equity of $782.6 million. See "Consolidated Capitalization" and "Use of Proceeds." The 2003 Indenture and 2004 Indenture each permit the Corporation and its subsidiaries to incur or guarantee additional debt, subject to certain limitations. There is no assurance the Corporation's business will generate sufficient cash flow from operations in the future to service the Corporation's debt and make necessary capital expenditures, in which case the Corporation may seek additional financing, dispose of certain assets or seek to refinance some or all of its debt. There is no assurance that any of these alternatives could be effected, if at all, on satisfactory terms.

      Each of the Indentures contains numerous financial and operating covenants that limit the discretion of management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Corporation to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. A failure to comply with the obligations contained in the applicable Indenture could permit acceleration of the related debt and acceleration of debt under other instruments that contain cross-acceleration or cross-default provisions. See "Description of the Exchange Notes -- Covenants."

ADVERSE CONSEQUENCES OF HOLDING COMPANY STRUCTURE

      The Corporation is primarily a holding company with limited material business operations, sources of income or assets of its own other than the shares of its subsidiaries. The Exchange Notes will be obligations exclusively of the Corporation. The subsidiaries of the Corporation will not have guaranteed the payment of principal or of interest on the Exchange Notes and the Exchange Notes will therefore be effectively subordinated to the obligations of the Corporation's subsidiaries as a result of the Corporation being a holding company. In the event of an insolvency, liquidation or other reorganization of any of the subsidiaries of the Corporation, the creditors of the Corporation (including the holders of the Exchange Notes), as well as shareholders of the Corporation, will have no right to proceed against the assets of such subsidiaries or to cause the liquidation or bankruptcy of such subsidiaries under applicable bankruptcy laws. Creditors of such subsidiaries would be entitled to payment in full from such assets before the Corporation, as a shareholder, would be entitled to receive any distribution therefrom. Except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiaries, claims of creditors of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Corporation, including claims under the Exchange Notes. As of September 30, 2004, after giving pro forma effect to the application of the net proceeds of the Existing Notes, the Corporation's subsidiaries would have had $562.3 million of liabilities.

      In addition, as a result of the Corporation being a holding company, the Corporation's operating cash flow and its ability to service its indebtedness, including the Exchange Notes, is dependent upon the operating cash flow of its subsidiaries and the payment of funds by such subsidiaries to the Corporation in the form of loans, dividends or otherwise. The Corporation's subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Corporation by its subsidiaries may be subject to statutory or contractual restrictions (including requirements to maintain minimum levels of working capital and other assets), are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

SEASONALITY OF OPERATIONS

      Ski and resort operations are highly seasonal. In fiscal 2004 approximately 68% of the Corporation's and resort operations revenue was generated during the period from December to March. Furthermore, during this period a significant portion of ski and resort operations revenue is generated on certain holidays, particularly Christmas/New Year, Presidents' Day and school spring breaks, and on weekends. Problems during these peak periods, such as adverse weather conditions, access route closures and equipment failures, could have a material adverse effect on the Corporation's operating results. The Corporation's real estate operations tend to be somewhat seasonal as well, with construction primarily taking place during the summer and the majority of sales being closed in the December to June period. Although the Corporation expects its warm-weather resorts to mitigate the seasonality of ski and resort operations revenue, the Corporation's mountain resorts have operating losses and negative cash flows for the period from May to October. The Corporation has revolving lines of credit aggregating approximately $400 million on which it can draw during this period to finance its working capital requirements. The Corporation's ability to borrow under these credit facilities is subject to certain conditions, including compliance with certain financial covenants. A reduction in these credit facilities could have a material adverse effect on the Corporation's financial condition and results of operations. There can be no assurance that the Corporation will continue to be able to borrow under such credit facilities.

CAPITAL EXPENDITURES

      Intrawest operates in a capital-intensive industry and has made significant capital expenditures to establish its competitive position. The Corporation spent $92.7 million in fiscal 2004 on resort operations and other assets. The Corporation expects to incur approximately $30 million per year in ongoing maintenance expenditures at its mountain resorts. In addition, the Corporation makes significant investments in connection with its real estate development activities. Intrawest expects to make significant capital expenditures in the future to enhance and maintain the operations of its resorts and to develop its expanded real estate holdings. There can be no assurance that Intrawest will have adequate funds, from internal or external sources, to make all planned or required capital expenditures. A lack of available funds for such capital expenditures could have a material adverse effect on Intrawest's ability to implement its operating and growth strategies.

GROWTH INITIATIVES

      Intrawest is currently engaged in, and has plans for, a variety of improvement, expansion and development projects relating to both its resort and real estate operations. There can be no assurance (i) that Intrawest will receive the necessary regulatory approvals for such projects, (ii) as to when such projects will be completed, (iii) that the Corporation's estimated costs associated with such projects will prove to be accurate or (iv) that the Corporation will receive the expected benefits from such projects.

REAL ESTATE DEVELOPMENT

      The development of real estate exposes Intrawest to a number of specific risks, including the inability to obtain necessary zoning and regulatory approvals, the availability of construction financing, potential cost overruns and the attractiveness of properties to prospective purchasers and tenants. There can be no assurance that market conditions will support the Corporation's real estate development activities.

      In February 2003, Intrawest announced that it was reorganizing the manner in which the production phase of its resort real estate development business is conducted. In Canada, a new limited partnership, Leisura Canada, was formed to conduct Intrawest's resort real estate development business at its Canadian resorts. In the United States, Intrawest has implemented a similar structure. Intrawest, through a wholly owned subsidiary, holds a minority equity investment in Leisura U.S. Leisura has acquired and will continue to acquire specified land parcels from Intrawest at the point construction is about to commence on a new project. Leisura rather than Intrawest is at risk for cost overruns, completion delays and purchaser contract defaults on any project that it purchases. As at the date hereof, Leisura has acquired land parcels for ten projects at five resorts. In future years, Intrawest expects to carry out a significant portion of the real estate production at its resorts in a similar fashion. There is no guarantee, however, that the Leisura entities or entities created for a similar purpose will acquire more land parcels from Intrawest in the future.

COMPETITION

      The industries in which the Corporation operates are highly competitive. The Corporation competes with mountain resort areas in the United States, Canada and Europe for destination visitors and with numerous mountain resorts in each of the areas in which it operates for day visitors. The Corporation also competes with other worldwide recreation resorts, including warm-weather resorts, for vacation guests. The Corporation's major North American competitors include the major Colorado and Utah ski areas, the Lake Tahoe mountain resorts in California and Nevada, the Quebec and New England mountain resorts and the major ski areas in the Canadian Rockies. In addition, while the Corporation's skier visits have generally increased over the past several years, the numbers of active skiers and annual skier visits in North America have not changed significantly since 1985. The competitive position of the Corporation's resorts is dependent upon many diverse factors such as proximity to population centers, availability and cost of transportation to the resorts, including direct flight availability by major airlines, pricing, snowmaking capabilities, type and quality of skiing offered, duration of the ski season, prevailing weather conditions, quality of golf facilities, the number, quality and price of related services and lodging facilities, and the reputation of the resorts.

UNFAVORABLE WEATHER CONDITIONS

      Intrawest's ability to attract visitors to its mountain resorts is influenced by weather conditions and the amount of snowfall during the ski season. Adverse weather conditions may discourage visitors from participating in outdoor activities at Intrawest's resorts. In addition, unseasonably warm weather may result in inadequate natural snowfall, which increases the cost of snowmaking, and could render snowmaking wholly or partially ineffective in maintaining quality skiing conditions. Excessive natural snowfall may materially increase the costs incurred for grooming trails and may also make it difficult for visitors to obtain access to the Corporation's mountain resorts. Prolonged periods of adverse weather conditions, or the occurrence of such conditions during peak periods of the ski season, could have a material adverse effect on Intrawest's operating results.

ECONOMIC DOWNTURN

      Skiing and golf are discretionary recreational activities with relatively high participation costs, and a deterioration of economic conditions could have an adverse impact on the Corporation's resort operations. An economic downturn could reduce spending on resort vacations and result in declines in visits and revenue per visit. In addition, and economic downturn could expose the Corporation's real estate operations to land risk and completed inventory risk. Land risk arises when land is purchased with debt and economic conditions deteriorate resulting in higher holding costs and reduced profitability or loan defaults and foreclosure action. Completed inventory risk arises when completed units cannot be sold and construction financing cannot be repaid. There can be no assurance that an economic downturn will not have a material adverse effect on other operating results of Intrawest's real estate operations.

WORLD EVENTS

      World events such as the terrorist attacks on September 11, 2001, the war in Iraq and the severe acute respiratory syndrome (SARS) outbreak disrupt domestic and international travel and reduce visits, or change the mix of visits, to our resorts. Often these types of events happen suddenly and cannot be prepared for. The occurrence of similar such events in the future could have a material adverse effect on Intrawest's financial condition and results of operations.

ADEQUACY OF INSURANCE COVERAGE

      All resorts owned by Intrawest are insured against property damage, business interruptions and general liability. There can be no assurance that such insurance will remain available to the Corporation at commercially reasonable rates or that the amount of such coverage will be adequate to cover any liability incurred by Intrawest. If Intrawest is held liable for amounts exceeding the limits of its insurance coverage or for claims outside the scope of that coverage, its business, results of operations and financial condition could be materially adversely affected.

DEPENDENCE ON KEY EMPLOYEES

      The success of Intrawest depends in part on its senior management. The unanticipated departure of any key member of the management team could have a material adverse effect on Intrawest's financial condition and results of operations.

CURRENCY FLUCTUATIONS

      A significant shift in the value of the Canadian dollar, particularly against the U.S. dollar, could impact visits and therefore earnings at our Canadian resorts. In addition, Intrawest is exposed to foreign currency exchange risk in its reported earnings because the Corporation reports earnings in U.S. dollars but income is derived from both Canadian and U.S. sources.

ABSENCE OF PUBLIC MARKETS FOR THE EXCHANGE NOTES

      Although the Initial Purchasers have informed the Corporation that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Corporation does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through Nasdaq.

LIMITATION ON ABILITY TO PURCHASE THE EXCHANGE NOTES FOLLOWING A CHANGE OF CONTROL TRIGGERING EVENT

      Each of the Indentures provides that, upon the occurrence of a Change of Control Triggering Event, the Corporation will be required to make an offer to purchase outstanding Exchange Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest thereon to the date of purchase. In the event of a Change of Control Triggering Event, the total debt represented by the Exchange Notes could become due and payable. There can be no assurance that the Corporation would be able to repay or refinance such indebtedness or, if such refinancing were to occur, that such refinancing would be on terms favorable to the Corporation. See "Description of the Exchange Notes -- Covenants -- Change of Control."

                              RECENT DEVELOPMENTS


ACQUISITION OF ALPINE HELICOPTERS LTD.



      On December 15, 2004, the Corporation completed the acquisition of the remaining 55% interest that it did not already own of Alpine Helicopters Ltd. ("Alpine"), the parent company of Canadian Mountain Holidays Inc. ("CMH"). Alpine offers heli-skiing and heli-hiking vacations in southeastern British Columbia through CMH, and operates helicopter charter services to the tourism and forestry industries. Intrawest originally purchased 45% of Alpine in February 1999. The original purchase agreement included an option mechanism whereby, after five years, Intrawest could acquire the remaining interest in Alpine or the Alpine shareholders could put their shares to Intrawest.



      Alpine and CMH operations will report through Intrawest's Leisure and Travel Group. The current Alpine and CMH management teams will remain in place.



SALE OF RESORT VILLAGE COMMERCIAL PROPERTY



      On December 3, 2004, the Corporation completed the first tranche of its previously announced sale of commercial properties at several Intrawest resort villages to a partnership in which CNL Income Properties, Inc. ("CNL"), a real estate investment trust, is an 80% partner and Intrawest retains a 20% interest. These commercial properties include space occupied by a variety of tenants including retail stores, restaurants and speciality shops in the resort villages developed by Intrawest. In the first tranche, the partnership acquired commercial properties at Intrawest resort villages of Whistler Creekside at Whistler, British Columbia and the Village at Blue Mountain in Collingwood, Ontario, having a total value of $30.3 million. The net proceeds to Intrawest of $27.8 million will be used to pay down debt.



      On December 16, 2004, the Corporation completed the second tranche with the sale of 298,000 square feet of retail and commercial property at five Intrawest resort villages: the Village of Baytowne Wharf at Sandestin Golf and Beach Resort, Florida; the Village at Mammoth Mountain, California; the Village at Copper Mountain, Colorado; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont. This second tranche had a total purchase price of approximately $80.6 million. In order to facilitate the sale of the five properties to the partnership, Intrawest provided bridge financing of $45 million on commercial terms. Pursuant to the terms of the bridge financing, CNL is obligated to refinance the loan. CNL anticipates that permanent financing will be arranged before June 30, 2005, but there can be no assurance that the loan will be refinanced by that time. At the closing of the transaction, the net cash proceeds to Intrawest were approximately $28.4 million.



      A third tranche will include two of Intrawest's newest developments:
MonteLago Village at Lake Las Vegas Resort, Nevada and the Village at Squaw Valley, California. No date has been set for the closing of these properties. The completion of the third tranche is subject to a number of conditions, including finalizing the financing, settling and executing definitive documentation, completion of due diligence and customary closing conditions. There are no assurances that all of the closing conditions will be satisfied or that CNL will acquire these properties.


TENDER OFFER AND CONSENT SOLICITATION WITH RESPECT TO 2010 NOTES

      On September 15, 2004, the Corporation made an offer (the "Tender Offer") to purchase for cash any and all of its outstanding 10.50% Senior Notes due February 10, 2010 (CUSIP No. 460915 AN1) (the "2010 Notes"). In connection with the Tender Offer, the Corporation also solicited consents (the "Consent Solicitation") from the holders of the 2010 Notes to the removal of certain covenants related to the 2010 Notes. The Corporation offered to pay $1,076.03 per $1,000 principal amount (the "Total Consideration") of 2010 Notes to holders who tendered pursuant to the Tender Offer and provided their consent on or before September 28, 2004 (the "Consent Date"). The Total Consideration included a consent fee of $10.00 per $1,000 principal amount of 2010 Notes (the "Consent Fee"). Holders who tendered their 2010 Notes after the Consent Date but on or before October 13, 2004 (the "Expiration Date") were entitled to receive the Total Consideration less the Consent Fee, or $1,066.03 per $1,000 principal amount of 2010 Notes.

      On September 28, 2004, the Corporation completed the Consent Solicitation, with a total of $354,771,000 or 90% of the aggregate outstanding principal amount of 2010 Notes being tendered in the Tender Offer and Consent Solicitation on or before the Consent Date. Accordingly, the Corporation executed a first supplemental indenture to the indenture governing the 2010 Notes (the "2010 Note Indenture"), the effect of which was to eliminate substantially all of the restrictive covenants contained in the 2010 Note Indenture. The Tender Offer expired on October 13, 2004 with a further $5,150,000 aggregate principal amount of 2010 Notes being tendered.

                          CONSOLIDATED CAPITALIZATION

      The following table sets forth the consolidated capitalization of the Corporation as of September 30, 2004 (i) on an actual basis, and (ii) as adjusted to reflect the sale by the Corporation of the Existing Notes and the application of the net proceeds thereof as described under "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements incorporated by reference into this Prospectus.


                                                                 AS OF SEPTEMBER 30, 2004
                                                              ------------------------------
                                                                ACTUAL       AS ADJUSTED(1)
                                                              -----------    ---------------
                                                              (UNAUDITED)      (UNAUDITED)
                                                                  (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $   93,148       $   93,148
                                                              ==========       ==========
Short-term debt.............................................  $   58,233       $   58,233
                                                              ----------       ----------
Long-term debt
  Bank and other long-term debt(2)
     Resort operations......................................      77,284           77,284
     Real estate............................................      23,446           23,446
     Other..................................................     136,299          199,462
  10.50% Senior Notes due 2010(3)...........................     398,670           34,668
  7.50% Senior Notes due 2013...............................     350,000          350,000
  US$ Notes(4)..............................................          --          230,202
  Cdn$ Notes (5)............................................          --           99,081
                                                              ----------       ----------
     Total long-term debt...................................     985,699        1,014,142
                                                              ----------       ----------
Non-controlling interest in subsidiaries....................      43,422           43,422
                                                              ----------       ----------
Total shareholders' equity(6)...............................     810,230          782,646
                                                              ----------       ----------
  Total capitalization......................................  $1,897,584       $1,898,444
                                                              ==========       ==========


---------------


(1) The total net proceeds from the sale of the Existing Notes offered hereby of approximately $322.6 million, along with borrowings under the Corporation's credit facilities, was used to retire $359.9 million aggregate principal amount of the 2010 Notes. See "Use of Proceeds." The total cost to retire the 2010 Notes was $387.2 million. Accordingly, as adjusted long-term debt increased and as adjusted shareholders' equity decreased.


(2) Includes current portion of long-term debt.

(3) Actual as at September 30, 2004 includes unamortized premium of $4.6 million. As adjusted as at September 30, 2004 includes unamortized premium of $0.4 million.

(4) Includes unamortized premium of $5.2 million.

(5) Reflects the U.S. dollar equivalent of the Cdn$ Notes based on the inverse of the noon buying rate of Cdn$1.00 per $0.7926 on September 30, 2004.

(6) Does not include (i) 4,207,400 common shares reserved for issuance on the exercise of the then outstanding stock options granted under the Corporation's stock option plan and (ii) 96,400 common shares reserved for issuance pursuant to the Corporation's share purchase plans.

                                USE OF PROCEEDS

      There will be no cash proceeds payable to the Corporation from the issuance of the Exchange Notes pursuant to the Exchange Offers. The Corporation used the net proceeds of approximately $322.6 million received from the sale of the Existing Notes, along with borrowings under the Corporation's credit facilities, to retire $359.9 million aggregate principal amount of the 2010 Notes. The indebtedness repaid was incurred for maintenance and capital expenditures, real estate development projects and other general corporate purposes. The Existing Notes surrendered in exchange for Exchange Notes will be cancelled and cannot be reissued. The issuance of the Exchange Notes will not result in any change in the aggregate indebtedness of the Corporation.

                                THE CORPORATION

      The Corporation was formed by an amalgamation on November 23, 1979 under the Company Act (British Columbia) and was continued under the Canada Business Corporations Act on January 14, 2002. The registered office of the Corporation is located at 1300 - 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K2, its executive office is located at Suite 800, 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6 and its telephone number is (604) 669-9777. The Corporation maintains a web site at www.intrawest.com. The contents of this web site do not form a part of this Prospectus.

OVERVIEW

      Intrawest is the world's leading developer and operator of village-centered resorts. The Corporation's principal strength is its ability to combine expertise in resort operations and real estate development. By combining high-quality resort services and amenities with innovative residential and commercial real estate development, the Corporation has generated, and has implemented strategies that it expects will continue to generate, increases in the number of visitors, return on assets and average selling prices of real estate at its resorts.

      Intrawest is comprised of two divisions: the Leisure and Travel Group, which includes Intrawest's mountain and warm-weather resorts, its golf, lodging and central reservations businesses, and its Resort Club; and Intrawest Placemaking, which carries out Intrawest's real estate development business.

CORPORATE STRUCTURE

      The following is a list of the Corporation's principal subsidiaries and partnerships as at June 30, 2004, indicating the place of incorporation/registration, and showing the percentage equity interest beneficially owned by the Corporation.

                                                            PLACE OF              PERCENTAGE
                                                         INCORPORATION/         EQUITY INTEREST
                                                          REGISTRATION      HELD BY THE CORPORATION
                                                        ----------------    -----------------------
Blackcomb Skiing Enterprises Limited Partnership......  British Columbia               77
Whistler Mountain Resort Limited Partnership..........  British Columbia               77
Mont Tremblant Resorts and Company, Limited
  Partnership.........................................       Quebec                   100
IW Resorts Limited Partnership........................  British Columbia              100
Intrawest Resort Finance Corporation..................  British Columbia              100
Copper Mountain, Inc..................................      Delaware                  100
Intrawest Golf Holdings, Inc..........................      Delaware                  100
Intrawest Luxembourg S.A..............................     Luxembourg                 100
Intrawest Resorts, Inc................................      Delaware                  100
Intrawest Retail Group, Inc...........................      Colorado                  100
Intrawest U.S. Holdings Inc...........................      Delaware                  100
Intrawest Sandestin Company, L.L.C....................      Delaware                  100
Intrawest/Winter Park Holdings Corporation............      Delaware                  100
Mountain Creek Resort, Inc............................     New Jersey                 100
Snowshoe Mountain, Inc................................   West Virginia                100
The Stratton Corporation..............................      Vermont                   100

RESORT OPERATIONS

      Intrawest's network of 10 mountain resorts, which are geographically diversified across North America's major ski regions, enables it to provide a wide range of distinctive vacation experiences. The resorts are Whistler Blackcomb and Panorama in British Columbia, Blue Mountain in Ontario, Tremblant in Quebec, Stratton in Vermont, Snowshoe in West Virginia, Copper and Winter Park in Colorado, Mountain Creek in New Jersey and Mammoth in California. During the 2003/2004 ski season the Corporation's network of resorts generated approximately 8.0 million skier visits, which is more than the number generated by any other

North American group of affiliated mountain resorts. Intrawest owns Alpine, the parent company of CMH, a provider of helicopter destination skiing and helicopter-assisted mountaineering and hiking in the Columbia Mountains of British Columbia.


      Intrawest is also developing and operating Sandestin Golf and Beach Resort, the largest resort and residential community in northwestern Florida. Intrawest owns and operates 18 golf courses throughout North America and manages 18 other courses.

      The following table summarizes certain key statistics relating to each of the Corporation's mountain resort locations.

                       INTRAWEST                                                 AVERAGE     SNOW-     2003/2004
                       OWNERSHIP    SKIABLE   VERTICAL               LIFTS        ANNUAL     MAKING      SKIER
RESORT                 PERCENTAGE   TERRAIN     DROP     TRAILS   (HIGH-SPEED)   SNOWFALL   COVERAGE    VISITS
------                 ----------   -------   --------   ------   ------------   --------   --------   ---------
                          (%)       (ACRES)    (FEET)                            (INCHES)     (%)       (000'S)
Whistler Blackcomb...      77        7,071     5,280      227        33(15)        360          7        2,044
Mammoth..............      59.5(1)   3,500     3,100      185        35(10)        350         17        1,401
Winter Park..........     100        2,762     3,060      134         21(8)        359         11          942
Copper...............     100        2,450     2,699      125         23(5)        255         16          928
Tremblant............     100          627     2,115       94         14(7)        140         75          730
Blue Mountain........      50          251       720       34         12(4)        100         94          611
Snowshoe.............     100          224     1,598       57         14(2)        185        100          439
Stratton.............     100          583     2,003       90         16(5)        180         90          368
Mountain Creek.......     100          168     1,040       44         11(3)         90        100          330
Panorama.............     100        1,500     4,047      100          9(1)        110         40          230

---------------

(1) Each of the shareholders of Mammoth Mountain Ski Area ("MMSA") (including the Corporation) has a pro rata right of first refusal to purchase any shares of MMSA to be sold by any other shareholder to third parties.

RESORT REAL ESTATE DEVELOPMENT

      Intrawest is North America's largest mountain resort real estate developer. The Corporation owns, develops and manages residential and commercial resort real estate at each of its mountain resorts and is developing mountain resort villages at Squaw Valley in California, Solitude in Utah, Snowmass in Colorado and Les Arcs in France. The Corporation is also developing resort villages at Lake Las Vegas Resort in Nevada and at Sandestin in Florida. Intrawest owns or has rights to acquire land on which it expects to develop and sell approximately 19,800 units over the next 10 to 12 years. The Corporation's resort development formula links the staged expansion of ski, golf and other resort operations with the planning, design and managed development of architecturally distinct four-season resort villages. The Intrawest formula emphasizes quality of service, comprehensive amenities, village ambience and other characteristics which attract visitors and buyers of real estate. Intrawest has successfully employed this formula at Whistler Blackcomb and Tremblant and, as a result, the villages at these locations have become major attractions, drawing both skiers and non-skiers. The Corporation is at various stages of applying its formula to the extensive developable land holdings at its other resorts. At many of its resorts, the Corporation also builds and operates resort club locations which are marketed as timeshare vacation ownership resorts. Resort club locations are in operation at Whistler Blackcomb, Tremblant, Panorama, Sandestin and Blue Mountain, and in Hawaii, Vancouver and Palm Desert in California.

      The following table summarizes certain key statistics relating to each of the Corporation's resort real estate holdings.

                                                                       AS AT JUNE 30, 2004
                              DATE       --------------------------------------------------------------------------------
                          CONSTRUCTION                               RESIDENTIAL                              COMMERCIAL
                           COMMENCED/                  RESIDENTIAL   UNITS HELD    COMMERCIAL   COMMERCIAL    SPACE HELD
                          IS EXPECTED    RESIDENTIAL   UNITS UNDER   FOR FUTURE      SPACE      SPACE UNDER   FOR FUTURE
RESORT                    TO COMMENCE    UNITS SOLD    DEVELOPMENT   DEVELOPMENT   COMPLETED    DEVELOPMENT   DEVELOPMENT
------                    ------------   -----------   -----------   -----------   ----------   -----------   -----------
                                                                                    (SQ FT)       (SQ FT)       (SQ FT)
Whistler Blackcomb(1)...      1987          3,339           362           108       148,000        67,000             --
Tremblant...............      1992          2,162            67         3,684       154,000            --        331,000
Keystone(2).............      1995          1,032            --            --        95,000            --             --
Panorama................      1995            488             8           848        22,000            --             --
Stratton................      1997            373            38           648            --            --             --
Snowshoe................      1997            388            61           566        38,000         9,000
Mammoth.................      1998            554           125         1,935        61,000         4,000         30,000
Copper..................      1998            505            --         1,555        88,000            --         19,000
Sandestin...............      1999          1,168           391           763       115,000            --         29,000
Solitude(3).............      1999            144            --            --         9,000            --             --
Three Peaks(4)..........      2000            193            --             3            --            --             --
Blue Mountain...........      2000            539           273         1,402        46,000            --         76,000
Squaw Valley............      2000            285            --            --        67,000            --             --
Mountain Creek..........      2001             61           121         1,205            --            --        143,000
Lake Las Vegas..........      2001            176            --           417        71,000            --             --
Les Arcs................      2002            179           314           237        14,000        22,000         42,000
Snowmass................      2003             --            --           623            --            --        166,000
Winter Park.............      2004             --            --         1,323            --            --        106,000
Orlando(5)..............      2005             --            --         1,000            --            --         50,000
Maui(6).................      2005             --            --           610            --            --         30,000
                                           ------         -----        ------       -------       -------      ---------
                                           11,586         1,760(7)     16,927(7)    928,000       102,000(7)   1,022,000(7)
                                           ======         =====        ======       =======       =======      =========

---------------

(1) The Corporation has a 77% interest in both Whistler Mountain Resort Limited Partnership and Blackcomb Skiing Enterprises Limited Partnership. The information on Whistler Blackcomb in this table reflects 100% of the partnerships' land holdings.
(2) The Corporation had a 50% interest in a joint venture that developed the land at Keystone (certain projects were at 60%). The information on Keystone in this table reflects 100% of the joint venture's land holdings.
(3) The Corporation entered into an option agreement with Solitude Ski Corporation in September 1998 pursuant to which the Corporation has the right to acquire land at the base of Solitude Mountain.
(4) The Corporation has a 50% interest in a joint venture that owns and is developing the land at Three Peaks. The information on Three Peaks in this table reflects 100% of the joint venture's land holdings.
(5) The Corporation has a 40% interest in a joint venture that owns and is developing the land in Orlando. The information on Orlando in this table reflects 100% of the joint venture's land holdings.
(6) The Corporation has a 40% interest in a joint venture that owns and is developing the land at Maui. The information in this table reflects 100% of the joint venture's land holdings.
(7) The Corporation's pipeline of real estate projects comprises residential units and commercial space under development and held for future development which aggregate 19,811 units.

                               INTEREST COVERAGE

      The interest coverage set forth below has been prepared and included in this Prospectus in accordance with the disclosure requirements of applicable Canadian securities laws and has been calculated on a pro forma basis after giving effect to the issuance of the Existing Notes and the retirement of $359.9 million aggregate principal amount of the Corporation's 2010 Notes from the proceeds of the offering of Existing Notes and the repayment or redemption of all long-term debt since the date of the Annual Consolidated Financial Statements.

      The annual interest requirements on the bank and other indebtedness of Intrawest (using applicable interest and exchange rates) for the 12 months ended June 30, 2004, and for the 12 months ended September 30, 2004 were $89.1 million and $83.2 million, respectively. The Corporation's earnings before deduction of interest on bank and other indebtedness and income taxes for the 12 months ended June 30, 2004, and for the 12 months ended September 30, 2004 amounted to $180.8 million and $166.8 million, respectively. These amounts are, respectively, 2.03 and 2.00 times the Corporation's annual interest requirements.

                              THE EXCHANGE OFFERS

      The Existing Notes were not registered under the Securities Act or the securities laws of any state of the United States, or qualified for distribution under the securities laws of any province of Canada. The Existing Notes were offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and in offshore transactions meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act and were sold under private placement exemptions from the prospectus requirements of applicable securities laws in Canada. The Existing Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market.

      The sole purpose of the Exchange Offers is to fulfill the obligations of the Corporation with respect to each Registration Rights Agreement which was entered into in connection with the sale of the Existing Notes. Under each Registration Rights Agreement, the Corporation has agreed to (i) file an Exchange Offer Registration Statement with the Commission within 60 days following the date of original issue of the Existing Notes with respect to an offer to exchange the Existing Notes for debt securities of the Corporation which are substantially identical to the Existing Notes, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days following the date of original issue of the Existing Notes and (iii) use its best efforts to consummate such exchange offer within 45 days after such Exchange Offer Registration Statement has been declared effective. In addition, pursuant to the Registration Rights Agreements, Intrawest has agreed, for the benefit of the holders of the Notes, to use its best efforts to file with the securities commissions of each of the Qualifying Provinces a short form prospectus (the "Exchange Offer Prospectus") qualifying the distribution of the Exchange Notes issuable in connection with the Exchange Offers and obtain the final receipts for the Exchange Offer Prospectus from the securities commissions of each of the Qualifying Provinces. The Exchange Offer Prospectus is to be filed and final receipts are to be obtained on the same basis and within the same time periods as those applicable to the Exchange Offer Registration Statement.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

      Promptly after the Registration Statement of which this Prospectus constitutes a part (which, for purposes of each of the Registration Rights Agreements, constitutes an Exchange Offer Registration Statement) has been declared effective under the Securities Act and a receipt has been issued for this Prospectus by the securities regulatory authorities of the Qualifying Provinces, the Corporation will offer the Exchange Notes in exchange for surrender of the Existing Notes. The Corporation will keep each Exchange Offer open for not less than 30 calendar days after the date on which notice of the Exchange Offers is mailed to the holders of Existing Notes. In substitution for the Existing Notes properly tendered to the Corporation pursuant to an Exchange Offer and not withdrawn by the holder thereof, the holder of such Existing Notes will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Existing Note. The Exchange Notes issued in exchange for the Existing Notes will evidence the same debt as the Existing Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Existing Notes, under the applicable Indenture. The Exchange Notes will bear interest from October 15, 2004 with respect to the US$ Exchange Notes and from October 6, 2004 with respect to the Cdn$ Exchange Notes. Holders of Existing Notes whose Existing Notes are accepted for exchange pursuant to an Exchange Offer will not receive interest on such Existing Notes for any period subsequent to such dates.

      The terms of the Exchange Notes are identical in all material respects to the Existing Notes except for certain transfer restrictions and registration rights relating to the Existing Notes and except that, in the event that either
(i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the date of original issue of the Existing Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of original issue of the Existing Notes, (iii) the Exchange Offers are not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in the each of the Registration Rights Agreements occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Existing Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Existing Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration Rights."


      Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letters of Transmittal (which together constitute the Exchange Offers), the Corporation will accept for exchange Existing Notes which are validly tendered on or prior to the applicable Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York time, on January 21, 2005; provided, however, that if the Corporation in its sole discretion extends the period of time for which an Exchange Offer is open, the term "Expiration Date" means 5:00 p.m., New York time, on the latest date to which such Exchange Offer is extended.



      As of the date of this Prospectus, $226,000,000 aggregate principal amount of US$ Notes and Cdn$125,000,000 aggregate principal amount of Cdn$ Notes are outstanding. This Prospectus, together with the applicable Letter of Transmittal, is first being sent on or about December 21, 2004 to all registered holders of Existing Notes known to the Corporation. The Corporation's obligation to accept Existing Notes for exchange pursuant to an Exchange Offer is subject to certain conditions set forth under "-- Certain Conditions to the Exchange Offers" below.


      Existing Notes tendered in an Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

      The Corporation expressly reserves the right to extend or amend either Exchange Offer at any time or from time to time prior to the Expiration Date thereof or to terminate an Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange for any reason, including if any of the events set forth below under "-- Certain Conditions to the Exchange Offers" shall have occurred and shall not have been waived by the Corporation. The Corporation will give oral or written notice of any extension, amendment, non-acceptance or termination to the Exchange Agents and to the holders of the Existing Notes as promptly as practicable, such notice to such holders in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York time, on the next business day after the previously scheduled Expiration Date thereof. During any extension of an Exchange Offer, all Existing Notes previously tendered pursuant to such Exchange Offer will remain subject to such Exchange Offer.

PROCEDURES FOR TENDERING EXISTING NOTES

      The tender to the Corporation of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Corporation will constitute a binding agreement between the tendering holder and the Corporation upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letters of Transmittal. Except as set forth below, a holder who wishes to tender Existing Notes for exchange pursuant to an Exchange Offer must transmit the applicable properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the applicable Exchange Agent at the address set forth in such Letter of Transmittal on or prior to the Expiration Date of such Exchange Offer. In addition, either (i) certificates for such Existing Notes must be received by the applicable Exchange Agent along with the applicable Letter of Transmittal,
(ii) with respect to Existing Notes registered in the name of DTC, a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes, if such procedure is available, into JPMorgan Chase Bank's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by JPMorgan Chase Bank on or prior to the Expiration Date of such Exchange Offer or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH

DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO THE CORPORATION.

      It is anticipated that any financial institution that is a participant in DTC's or CDS's system may use the applicable depositary's automated tender offer program to tender. In that event, participants in the program may, instead of physically completing and signing the applicable Letter of Transmittal and delivering it to the applicable Exchange Agent, transmit their acceptance of an Exchange Offer electronically or otherwise in accordance with the applicable depository's procedures.

      In the case of Existing Notes registered in the name of DTC, a participant would transmit their acceptance of an Exchange Offer by causing DTC to transfer the Existing Notes to be tendered to JPMorgan Chase Bank in accordance with its procedures for transfer. DTC would then send an Agent's Message to JPMorgan Chase Bank. See "-- DTC Book-Entry Transfer." The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, JPMorgan Chase Bank, forming a part of a confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Existing Notes, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal and that the Corporation may enforce such agreement against such participant.

      In the case of Existing Notes registered in the name of CDS, a participant would transmit their acceptance of an Exchange Offer by responding to the bulletin published, and the materials provided, by CDS to its participants. The publishing of the bulletin and the manner in which a participant is to respond will be conducted in accordance with CDS' procedures. By transmitting acceptance of an Exchange Offer to CDS, a CDS participant agrees to be bound by the terms of the applicable Letter of Transmittal and that the Corporation may enforce such agreement against the participant.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or which is otherwise an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, "Eligible Institutions").

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Corporation, in its sole discretion, which determination shall be final and binding. The Corporation reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Corporation or its counsel, be unlawful. The Corporation also reserves the absolute right to waive any defects or irregularities or conditions of an Exchange Offer as to any particular Existing Notes either before or after the Expiration Date thereof (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in such Exchange Offer). The interpretation of the terms and conditions of an Exchange Offer as to any particular Existing Notes either before or after the Expiration Date thereof (including the applicable Letter of Transmittal and the instructions thereto) by the Corporation shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Corporation shall determine. Neither the Corporation, the Exchange Agents nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

      If Existing Notes are registered in the name of a person other than a signer of the applicable Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Corporation in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

      If a Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Corporation, proper evidence satisfactory to the Corporation of their authority to so act must be submitted.

      In all cases, issuance of Exchange Notes for Existing Notes that are accepted for exchange pursuant to an Exchange Offer will be made only after timely receipt by the applicable Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes in JPMorgan Chase Bank's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or an Agent's Message. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of an Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into JPMorgan Chase Bank's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of such Exchange Offer.

DTC BOOK-ENTRY TRANSFER

      JPMorgan Chase Bank, as Exchange Agent with respect to Existing Notes registered in the name of DTC, will make a request to establish an account with respect to each of the Existing Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into JPMorgan Chase Bank's account at the Book-Entry Transfer Facility in accordance with DTC's procedures for transfer. However, although delivery of Existing Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the applicable Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an Agent's Message, must, in any case, be transmitted to and received by JPMorgan Chase Bank at the address set forth in such Letter of Transmittal on or prior to the Expiration Date of the relevant Exchange Offer or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

      If a registered holder of Existing Notes desires to tender such Existing Notes and the Existing Notes are not immediately available, or time will not permit such holder's Existing Notes or other required documents to reach the applicable Exchange Agent before the Expiration Date of the applicable Exchange Offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date of the applicable Exchange Offer, the applicable Exchange Agent received from such Eligible Institution the applicable properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Corporation (by telegram, telex, facsimile transmission, or mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes, in proper form for exchange, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be deposited by the Eligible Institution with the applicable Exchange Agent, and
(iii) the
certificates for all physically tendered Existing Notes, in proper form for exchange, or a Book-Entry Confirmation, as the case may be, and all other documents required by the applicable Letter of Transmittal, are received by the applicable Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

TERMS AND CONDITIONS OF THE LETTERS OF TRANSMITTAL

      Each Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the corresponding Exchange Offers.

      Without disposing of the debt evidenced by the Existing Notes, each party tendering Existing Notes for exchange pursuant to an Exchange Offer (the "Transferor") will exchange, assign and transfer such Existing Notes to the Corporation and irrevocably constitute and appoint the applicable Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Existing Notes to be assigned, transferred and exchanged. The Transferor will represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Existing Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Existing Notes, and that, when the same are accepted for exchange, the Corporation will acquire good and unencumbered title to the tendered Existing Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor will also warrant that it will, upon request, execute and deliver any additional documents deemed by the Corporation to be necessary or desirable to complete the exchange, assignment and transfer of tendered Existing Notes. The Transferor will further agree that acceptance of any tendered Existing Notes by the Corporation and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Corporation of certain obligations under each of the applicable Registration Rights Agreements and that the Corporation shall have no further obligations or liabilities thereunder (except in certain limited circumstances).

      All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representative, successors, assigns, executors and administrators of such Transferor.

      By tendering Existing Notes and executing the applicable Letter of Transmittal, the Transferor will certify that it is not an Affiliate of the Corporation, that it is not a broker-dealer that owns Existing Notes acquired directly from the Corporation or any Affiliate of the Corporation, that it is acquiring the Exchange Notes under the Exchange Offer in the ordinary course of such Transferor's business and that such Transferor is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such Exchange Notes.

WITHDRAWAL RIGHTS

      Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date of the applicable Exchange Offer.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the applicable Exchange Agent at the address set forth in the applicable Letter of Transmittal. Any such notice of withdrawal must specify the name of the person having tendered the Existing Notes to be withdrawn, identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes), and (where certificates for Existing Notes have been transmitted) specify the name in which such Existing Notes are registered, if different from that of the withdrawing holder. If certificates for Existing Notes have been delivered or otherwise identified to the applicable Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Corporation, in its sole discretion, which determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of an Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Existing Notes tendered by book-entry transfer into JPMorgan Chase Bank's account at the applicable Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Existing Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Existing Notes) as soon as practicable after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Properly withdrawn Existing Notes may be re-tendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date of the applicable Exchange Offer.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

      Upon the terms and subject to the conditions of the applicable Exchange Offer, the acceptance for exchange of Existing Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made promptly after the Expiration Date thereof. For the purposes of each Exchange Offer, the Corporation shall be deemed to have accepted for exchange validly tendered Existing Notes when, as and if the Corporation has given oral or written notice thereof to the applicable Exchange Agent.

      The Exchange Agents will act as agents for the tendering holders of Existing Notes for the purposes of receiving Exchange Notes from the Corporation and causing Existing Notes to be assigned, transferred and exchanged, without disposing of the debt evidenced by such Existing Notes. Upon the terms and subject to the conditions of each Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Existing Notes will be made by the applicable Exchange Agent promptly after acceptance of the tendered Existing Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFERS

      Notwithstanding any other provision of an Exchange Offer, the Corporation shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Existing Notes and may terminate or amend either or both of the Exchange Offers, if at any time before the acceptance of such Existing Notes for exchange or the exchange of the Exchange Notes for such Existing Notes, any of the following events shall occur:

     (a) either Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission;

     (b) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Corporation to proceed with either Exchange Offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to the Corporation; or

     (c) all governmental approvals shall not have been obtained, which approvals the Corporation deems necessary for the consummation of either Exchange Offer.

      The foregoing conditions are for the sole benefit of the Corporation and may be asserted by the Corporation regardless of the circumstances giving rise to any such condition or may be waived by the Corporation in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Corporation at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, the Corporation will not accept for exchange any Existing Notes tendered, and no Exchange Notes will be issued in exchange for any such Existing Notes, if at such time any stop or cease trade order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part, this Prospectus or the qualification of each of the Indentures under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      Neither Exchange Offer is conditioned upon any minimum principal amount of Existing Notes being tendered or accepted for exchange.

EXCHANGE AGENT

      JPMorgan Chase Bank (with respect to Existing Notes registered in the name of DTC) and CIBC Mellon Trust Company (with respect to the Existing Notes registered in the name of CDS) have been appointed as the Exchange Agents for the Exchange Offers. All executed Letters of Transmittal should be directed to the applicable Exchange Agent at the address set forth in the Letters of Transmittal. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letters of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the applicable Exchange Agent addressed as follows:

                      BY MAIL, HAND OR OVERNIGHT DELIVERY:

             JPMORGAN CHASE BANK                         CIBC MELLON TRUST COMPANY
              1301 FIFTH AVENUE                          1066 WEST HASTINGS STREET
                  SUITE 3300                                     SUITE 1600
              SEATTLE, WA 98101                           VANCOUVER, B.C. V6E 3X1
         ATTENTION: MICHAEL A. JONES                    ATTENTION: ROBERTA MASSENDER
          FACSIMILE: (206) 624-3867                      FACSIMILE: (604) 688-4301
     CONFIRM BY TELEPHONE: (206) 903-4908           CONFIRM BY TELEPHONE: (604) 891-3021

      DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTERS OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

      The Corporation has not retained any dealer-manager or similar agent in connection with the Exchange Offers and will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offers. The Corporation will, however, pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of each of the Exchange Agents, accounting and certain legal fees.

      No person has been authorized to give any information or to make any representations in connection with the Exchange Offers other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Corporation. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Corporation since the respective dates as of which information is given herein. Neither Exchange Offer is being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of such Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Corporation may, in its discretion, take such action as it may deem necessary to make an Exchange Offer in any such jurisdiction and extend such Exchange Offer to holders of Existing Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require an Exchange Offer to be made by a licensed broker or dealer, such Exchange Offer is being made on behalf of the Corporation by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

      Holders who tender their Existing Notes for exchange pursuant to an Exchange Offer will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Corporation to register Exchange Notes in the name of, or request that Existing Notes not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

      Holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes pursuant to the Exchange Offers will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, and similar requirements of applicable securities laws of the states of the United States and other jurisdictions. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act or registered or qualified for distribution under the securities laws of other applicable jurisdictions, except pursuant to an exemption therefrom or in a transaction not subject thereto. Except in certain limited circumstances provided for in each of the Registration Rights Agreements, the Corporation does not intend to register the Existing Notes under the Securities Act or to register or qualify for distribution the Existing Notes under the securities laws of any such jurisdiction. In addition, any holder of Existing Notes who tenders in either of the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Existing Notes that are not tendered or that are tendered but not accepted by the Corporation for exchange pursuant to either of the Exchange Offers, will, following consummation of either of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof provided for in the Existing Notes and the applicable Indenture and, upon consummation of the Exchange Offers, certain registration rights under the Registration Rights Agreements relating to the Existing Notes will terminate. See "Description of the Exchange Notes -- Exchange Offers; Registration and Prospectus Qualification Rights."

      To the extent that Existing Notes are tendered and accepted in the Exchange Offers, a holder's ability to sell untendered, or tendered but unaccepted, Existing Notes could be adversely affected, and the volatility of the market price of the Existing Notes could increase, due to a reduction in liquidity. Although the Existing Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Existing Notes will develop while they are subject to restrictions on transfer.

OTHER

      Participation in the Exchange Offers is voluntary, and holders of Existing Notes should carefully consider whether to accept either Exchange Offer and tender their Existing Notes. Holders of Existing Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

                       DESCRIPTION OF THE EXCHANGE NOTES

      The Cdn$ Exchange Notes, like the Cdn$ Notes, will be issued under the 2004 Indenture among the Corporation, CIBC Mellon Trust Company (the "Canadian Trustee") and JPMorgan Chase Bank (the "U.S. Trustee," and together with the Canadian Trustee, each a "Trustee," and collectively, the "Trustees"). The US$ Exchange Notes, like the US$ Notes, will be issued pursuant to an officers' certificate under the 2003 Indenture among the Corporation, the Canadian Trustee and the U.S. Trustee. The Exchange Notes issued in exchange for the Existing Notes will evidence the same debt as the Existing Notes and will be issued, and the holders thereof will be entitled to the same rights as holders of the Existing Notes, under the applicable Indenture. The terms of the Exchange Notes are identical in all material respects to the Existing Notes except for certain transfer restrictions and registration rights relating to the Existing Notes and except that, in the event that either (i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the date of original issue of the Existing Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of original issue of the Existing Notes, (iii) the Exchange Offers are not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in each of the Registration Rights Agreements occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Existing Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Existing Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. A copy of the 2003 Indenture or the 2004 Indenture is available upon request from the Corporation. Each of the Indentures is subject to the provisions of the Canada Business Corporations Act and, consequently, is exempt from the operation of certain provisions of the Trust Indenture Act, pursuant to Rule 4d-9 thereunder. The statements under this caption relating to the Exchange Notes and each of the Indentures are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of each of the Indentures including the definitions of certain terms therein. Unless otherwise indicated, references under this caption to sections, "sec." or articles are references to each of the Indentures. Where reference is made to particular provisions of each of the Indentures or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference.

      For the purposes of this "Description of the Exchange Notes" all references herein to "Cdn$ Notes" shall be deemed to collectively refer to the Cdn$ Notes and Cdn$ Exchange Notes; all references herein to "US$" Notes shall be deemed to collectively refer to the US$ Notes and US$ Exchange Notes; all references herein to "Notes" shall be deemed to refer collectively to the Existing Notes and any Exchange Notes and any references to the date of the 2003 Indenture or the 2004 Indenture refer to October 9, 2003 or October 6, 2004, respectively, in each case unless otherwise indicated or the context otherwise requires.

GENERAL

      The US$ Notes will be senior unsecured obligations of the Corporation and will mature on October 15, 2013. The Cdn$ Notes will also be senior unsecured obligations of the Corporation and will mature on October 15, 2009. Cdn$125,000,000 aggregate principal amount of the Cdn$ Notes were originally issued on October 6, 2004. $225,000,000 aggregate principal amount of the US$ Notes were originally issued on October 6, 2004. $1,000,000 aggregate principal amount of the US$ Notes were originally issued on October 9, 2003. The Corporation may issue additional notes of the same series under each of the Indentures from time to time after this offering, subject to the "Limitation on Debt and Preferred Shares" covenants, without the consent of the holders of the US$ Notes or the Cdn$ Notes, as the case may be. The US$ Notes and any notes of the same series issued under the 2003 Indenture will be treated as a single class for all purposes under the 2003 Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Upon the completion of the US$ Note Exchange Offer (as defined herein), it is expected that the US$ Exchange Notes will be consolidated with and form a single series with the Existing US$ Notes. The Cdn$ Notes and any notes of the same series issued under the 2004 Indenture will be treated as a single class for all purposes under the 2004 Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

      The Notes will bear interest at the rate per annum shown on the front cover of this Prospectus from October 15, 2004 with respect to the US$ Notes, and from October 6, 2004 with respect to the Cdn$ Notes, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2005, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding April 1 or October 1, as the case may be. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this Offering Circular plus 1%. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada). (sec.sec. 301, 309 and 312)

      Principal of and premium, if any, and interest on the US$ Notes will be payable, and the US$ Notes may be presented for registration of transfer and exchange, at the office or agency of the Corporation maintained for that purpose in the City of New York (which initially will be the Corporate trust office of the U.S. Trustee). Principal of and premium, if any, and interest on the Cdn$ Notes will be payable, and the Cdn$ Notes may be presented for registration of transfer and exchange, at the office or agency of the Corporation maintained for that purpose in the City of Toronto (which initially will be the corporate trust office of the Canadian Trustee). At the option of the Corporation, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable note register (the "Note Register"). Checks for interest payments made in U.S. dollars will be drawn on a United States bank. Any payments made by checks denominated in Canadian dollars will be drawn on a Canadian bank.

      The Notes will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof in the case of the US$ Notes and Cdn$1,000 or any integral multiple thereof in the case of the Cdn$ Notes. (sec. 302) No service charge will be made for any registration of transfer or exchange of Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (sec. 305)

      Upon the Exchange of Existing Notes for a like principal amount of Exchange Notes in connection with the Exchange Offers, the Existing Notes so exchanged shall be cancelled and shall no longer be deemed outstanding for any purpose. The Existing Notes and the Exchange Notes shall constitute one class of securities for all purposes under the applicable Indenture, including, without limitation, amendments, waivers and redemptions and the Existing Notes and the Exchange Notes shall evidence the same indebtedness created upon the issuance of the Existing Notes.

RANKING


      The Notes will be senior unsecured obligations of the Corporation and indebtedness evidenced by the Notes will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Corporation and senior in right of payment to all existing and future obligations of the Corporation expressly subordinated in right of payment to the Notes. Holders of secured obligations of the Corporation will, however, have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such obligations. In addition, the Notes effectively will be subordinated to all existing and future indebtedness and other liabilities of the Corporation's Subsidiaries. As of September 30, 2004, after giving pro forma effect to the sale of the Existing Notes, the application of the net proceeds of such sale and the retirement of the $359.9 million principal amount of 2010 Notes, the Corporation would have had approximately $724.5 million of senior unsecured indebtedness and $194.7 million of senior secured indebtedness, and the Corporation's subsidiaries would have had $562.3 million of liabilities (including $153.1 million of debt of the Corporation).

OPTIONAL REDEMPTION

       US$ Notes

      The US$ Notes will be subject to redemption at the option of the Corporation, in whole or in part, at any time on or after October 15, 2008 and prior to maturity upon not less than 30 nor more than 60 days' notice mailed to each Holder of US$ Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date), if redeemed during the 12-month period beginning October 15 of the years indicated:

                                                               REDEMPTION
YEAR                                                             PRICE
----                                                           ----------
2008........................................................     103.75%
2009........................................................     102.50%
2010........................................................     101.25%
2011 and thereafter.........................................     100.00%

      If less than all the US$ Notes are to be redeemed, the Trustees shall select, in such manner as they shall deem fair and appropriate, the particular US$ Notes to be redeemed or any portion thereof that it is an integral multiple of $1,000. (sec.sec. 204, 1101, 1104, 1105 and 1007)

       Cdn$ Notes

      At any time and from time to time, on or prior to October 15, 2007, the Corporation may redeem up to a maximum of 35% of the original aggregate principal amount of the Cdn$ Notes with the proceeds of one or more Equity Offerings, at a Redemption Price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest to but excluding the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Cdn$ Notes remains outstanding (excluding Cdn$ Notes held by the Corporation or any of its Affiliates). Any such redemption shall be made on a Redemption Date within 90 days of such Equity Offering upon not less than 30 or nor more than 60 days' prior notice, in amounts of Cdn$1,000 or integral multiples of Cdn$1,000.

       No Sinking Fund

      The Notes will not have the benefit of any sinking fund obligations.

       Redemption for Changes in Canadian Withholding Tax

      The US$ Notes and the Cdn$ Notes will be subject to redemption at the option of the Corporation, as a whole but not in part, at any time upon not less than 30 nor more than 60 days' notice mailed to each Holder of US$ Notes or Cdn$ Notes, as the case may be, at the addresses appearing in the Note Register at a redemption price equal to 100% of the principal amount of the US$ Notes or Cdn$ Notes, as the case may be, plus accrued interest to but excluding the Redemption Date if the Corporation has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the US$ Notes or Cdn$ Notes, as the case may be, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or interpretation or administration of such laws or regulations by the relevant taxing authority, which change or amendment is announced or becomes effective on or after the date of the applicable Indenture. See "-- Additional Amounts for Canadian Taxes." (sec. 1101)

CURRENCY OF PAYMENT FOR THE CDN$ NOTES

      The principal of and interest on the Cdn$ Notes and the purchase price payable under an Offer to Purchase, if applicable, will be paid in Canadian dollars. However, beneficial holders that hold Cdn$ Notes through DTC will receive such payment in U.S. dollars as described below, unless they elect to receive Canadian dollars. The U.S. dollar amount to be received by a beneficial holder that holds Cdn$ Notes through DTC and does not elect to receive payment in Canadian dollars will be determined in accordance with the terms of an Exchange Rate Agency agreement (the "Exchange Rate Agency Agreement") made as of October 6, 2004 between the Corporation and JPMorgan Chase Bank, as exchange rate agent (the "Exchange Rate Agent"). Pursuant to the Exchange Rate Agency Agreement, the Exchange Rate Agent shall solicit three bid quotations from the reference banks named therein (the "Reference Banks"), one of which may be the Exchange Rate Agent, as of approximately 11:00 a.m., New York time, on the second business day preceding the applicable payment date, for the purchase by such Reference Banks of Canadian dollars, in exchange for U.S. dollars for settlement on such payment date, in the aggregate amount (the "Conversion Amount") payable to all beneficial holders that hold Cdn$ Notes through DTC and do not elect to receive payment in Canadian dollars. If such bid quotations are not available from three Reference Banks for such payment date, no conversion shall be made on such payment date and all payments on such payment date will be made in Canadian dollars. If bids from three Reference Banks are available, the Exchange Rate Agent shall promptly enter into an agreement (an "Exchange Rate Agreement") with the Corporation for the sale of the Conversion Amount for U.S. dollars for delivery on the applicable payment date at the rate specified in the most favorable bid. Prior to each payment date, the Exchange Rate Agent will give telephonic notice to the Corporation of the place (including the account number and related information) to which the Conversion Amount shall be paid on the payment date to the Exchange Rate Agent by the Corporation. Such telephonic notice shall be confirmed in writing on the same day it is given. In the event the Exchange Rate Agent fails to give such notice, the Corporation shall be entitled to rely on the payment instructions with respect to the immediately preceding payment date.

      As early as practicable on the payment date, the Corporation will deposit the Conversion Amount in same day funds into the account of the Exchange Rate Agent specified above. As promptly as practicable thereafter on the payment date, the Exchange Rate Agent shall (i) exchange the Conversion Amount for U.S. dollars pursuant to the Exchange Rate Agreement, (ii) deduct all currency exchange costs and (iii) transfer the remaining U.S. dollars to, or as directed by, the Paying Agent, on behalf of the Corporation, for payment to such beneficial holders.

      In the event that the Exchange Rate Agent enters into an Exchange Rate Agreement with the Corporation but is unable to convert the entire Conversion Amount to U.S. dollars, for whatever reason, then all or a portion of the amount due may be paid in Canadian dollars, as determined by the Corporation, and the Corporation shall provide appropriate instructions to the Exchange Rate Agent regarding payment of the amount due on the Payment Date. All currency exchange costs will be borne by the beneficial holders that receive U.S. dollar payments by deduction from such U.S. dollar payments.

      A beneficial holder through DTC may elect to receive payment of the principal of or interest on the Cdn$ Notes in Canadian dollars by notifying the DTC Participant (as defined below) through which its beneficial interest in the Cdn$ Notes is held on or prior to the applicable record date of (i) such holder's election to receive all or a portion of such payment in Canadian dollars and (ii) wire transfer instructions to a Canadian dollar account with respect to any payment to be made in Canadian dollars. Such DTC participant must notify DTC of the election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and 12 days prior to the payment of principal. DTC will notify the Canadian Trustee of such election and wire transfer instructions on or prior to the fifth New York business day after such record date for any payment of interest and 10 days prior to the payment of principal. If complete instructions are received by the DTC Participant and forwarded by the DTC Participant to DTC, and by DTC to the Canadian Trustee, on or prior to such dates, the beneficial holder through DTC will receive payment in Canadian dollars outside of DTC by wire transfer with the costs of wire transfer to be borne by such holder. In all other circumstances, only U.S. dollar payments will be made to such holder.

FALL-AWAY EVENT

      In the event that the US$ Notes or the Cdn$ Notes are rated Investment Grade by Moody's and S&P and no Event of Default or Default shall have occurred and be continuing with respect to the US$ Notes or the Cdn$ Notes, as the case may be (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), upon the request of the Corporation certain of the covenants governing the US$ Notes or the Cdn$ Notes, as the case may be, described under "-- Covenants" will no longer be applicable to the Corporation and its Restricted Subsidiaries. The covenants that will be released upon the Fall-away Event are "Limitation on Debt and Preferred Shares," "Limitation on Sale and Leaseback Transactions," "Limitation on Restricted Payments," "Limitation on Asset Dispositions," "Transactions with Affiliates and Related Persons," "Change of Control" and clauses (iii) and (iv) under "Amalgamations, Mergers, Consolidations and Certain Sales of Assets." As a result, upon the occurrence of the Fall-away Event the Notes will be entitled to substantially less covenant protection. (sec. 1019)

COVENANTS

      Each of the Indentures provide that all of the following restrictive covenants are applicable to the Corporation and its Restricted Subsidiaries unless and until the Fall-away Event occurs. In such event, the Corporation will be released from its obligations to comply with certain of the restrictive covenants described below as well as certain other obligations. See
"-- Fall-away Event."

       Limitation on Debt and Preferred Shares

      The Corporation may not Incur any Debt, and may not permit any Restricted Subsidiary to Incur any Debt or issue any Preferred Shares, unless, after giving pro forma effect to the Incurrence of such Debt or the issuance of such Preferred Shares and the receipt and application of the proceeds thereof, (i) the Consolidated Cash Flow Coverage Ratio of the Corporation would be greater than 1.5 to 1 and (ii) the Consolidated Net Debt Ratio of the Corporation would be no greater than 0.6 to 1 (clauses (i) and (ii) above, collectively being the "Debt Incurrence Provisions").

      Notwithstanding the foregoing limitation, the Corporation and any Restricted Subsidiary will be permitted to Incur and issue the following:

     (a) Debt evidenced by the Notes, the Exchange Notes and notes which may be issued in exchange for the Existing Notes;

     (b) Debt of the Corporation to any Restricted Subsidiary and Debt of any Restricted Subsidiary to, or Preferred Shares of any Restricted Subsidiary owned by, the Corporation or another Restricted Subsidiary;

     (c) Debt Incurred or Preferred Shares issued by a Person and outstanding at the time such Person became a Restricted Subsidiary, or such Person is merged into a Restricted Subsidiary, or a Restricted Subsidiary merges into or consolidates or amalgamates with such Person (in a transaction in which the resulting entity is or becomes a Restricted Subsidiary), excluding Debt or Preferred Shares Incurred or issued as consideration for or in anticipation of, or to provide all or any portion of the funds or credit support utilized or necessary to consummate, the transaction pursuant to which such Person becomes a Restricted Subsidiary or such merger, consolidation or amalgamation;

     (d) Debt Incurred by the Corporation or any Restricted Subsidiary secured by a Lien on an asset and outstanding at the time such asset was acquired by the Corporation or any Restricted Subsidiary, excluding Debt incurred in connection with the transaction pursuant to which such asset was acquired;

     (e) Debt of the Corporation or any Restricted Subsidiary Incurred under a Qualifying Construction Loan;

     (f) Debt of the Corporation or any Restricted Subsidiary Incurred to finance the estimated costs of development, construction or installation of recreational or related facilities or amenities of a resort (including, for greater certainty, alpine, cross-country or wilderness ski facilities, golf facilities, employee housing facilities or hotels), provided that (i) the principal amount of such Debt does not exceed 100% of such estimated costs plus any expenses to be Incurred in connection with the Incurrence of such Debt, (ii) all such Debt could have been Incurred under the Debt Incurrence Provisions on the date the first Cdn$1.00 of such Debt was Incurred (the "Development Start Date") and (iii) for purpose of the calculation of the Debt Incurrence Provisions, the full amount of Debt Incurred pursuant to this clause (f) on or after the Development Start Date shall be considered to be outstanding as of the Development Start Date giving pro forma effect to the utilization thereof to finance the costs of development, construction or installation of such facilities or amenities;

     (g) Debt of the Corporation or any Restricted Subsidiary Incurred pursuant to any revolving credit facility existing or committed at the date of the applicable Indenture or any revolving credit facility which becomes available to the Corporation or any Restricted Subsidiary after the date of the applicable Indenture; provided that (i) with respect to any revolving credit facility which becomes available to the Corporation or any Restricted Subsidiary after the date of the applicable Indenture, the full amount of such revolving credit facility could have been Incurred pursuant to the Debt Incurrence Provisions as of the date the first Cdn$1.00 of such Debt was Incurred and (ii) for purpose of the calculation of the Debt Incurrence Provisions, the full amount of each revolving credit facility available to the Corporation or any Restricted Subsidiary shall be considered to be outstanding as of the later of the date of the applicable Indenture and the date the first Cdn$1.00 of Debt was Incurred thereunder, giving pro forma effect to the utilization thereof (provided further, that for such purpose any portion of any revolving credit facility not actually outstanding as of the date the calculations under the Debt Incurrence Provisions are made, in the case of any revolving credit facility existing or committed at the date of the applicable Indenture which is not available specifically for the purpose of financing capital expenditures and any revolving credit facility which becomes available to the Corporation or any Restricted Subsidiary after the date of the applicable Indenture for the purpose of refinancing any such revolving credit facility, shall be considered to be utilized to repay or retire Debt, and, in any other case, shall be considered to be utilized to finance capital expenditures);

     (h) Debt of the Corporation or any Restricted Subsidiary which is Incurred or Preferred Shares of any Restricted Subsidiary issued in exchange for, or the proceeds of which are used to renew, extend, repay, redeem, purchase, refinance or refund (each a "refinancing," and "refinance" and "refinanced" shall have meanings correlative to the foregoing), any Debt of the Corporation or any Restricted Subsidiary or Preferred Shares of any Restricted Subsidiary outstanding on the date of the applicable Indenture or permitted to be Incurred pursuant to the Debt Incurrence Provisions, this clause (h) and clauses (a),
          (c), (d), (f) and (g) above; provided, however, that (i) the Debt which is Incurred or Preferred Shares which are issued shall not exceed the aggregate principal amount of all Debt and the aggregate Preferred Share Amounts with respect to all Preferred Shares which are so exchanged or refinanced at such time, plus the amount of any premium required to be paid in connection with such exchange or refinancing pursuant to the terms of the Debt or Preferred Shares which are so exchanged or refinanced or the amount of any premium reasonably determined by the Corporation or the relevant Restricted Subsidiary as necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated agreement, plus the expenses of the Corporation and the relevant Restricted Subsidiary Incurred in connection with such exchange or refinancing; (ii) Debt the proceeds of which are used to refinance Debt of the Corporation which is pari passu with or subordinate in right of payment to the Notes shall only be permitted if (x) in the case of any refinancing of Debt of the Corporation which is pari passu to the Notes, the refinancing Debt is made pari passu to the Notes or subordinated in right of payment to the Notes, and (y) in the case of any refinancing of Debt which is subordinated in right of payment to the Notes, the refinancing Debt is made subordinate in right of payment to the Notes at least to the same extent as the Debt being refinanced; (iii) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final Stated Maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under "-- Change of Control" and "-- Limitation on Asset Dispositions;" and (iv) in the case of any refinancing of Debt Incurred by the Corporation, the refinancing Debt may be Incurred only by the Corporation, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred by any Restricted Subsidiary or the Corporation; and

     (i) Debt of the Corporation or any Restricted Subsidiary arising by operation of law or (i) consisting of reimbursement obligations under letters of credit or similar facilities, (ii) in respect of surety bonds and performance bonds provided in the ordinary course of business or (iii) consisting of guarantees, indemnities, surety or performance bonds or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets. (sec. 1008)

       Limitation on Sale and Leaseback Transactions

      The Corporation may not enter into any Sale and Leaseback Transaction unless the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the applicable Indenture described under the "Limitation on Asset Disposition" covenant (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant. (sec. 1009)

       Limitation on Restricted Payments

      The Corporation (i) may not, and may not permit any Restricted Subsidiary of the Corporation to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation derived from assets of the Corporation or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (a) any dividends or distributions by the Corporation payable solely in shares of its Capital Stock (other than Redeemable Stock), and (b) in the case of a Restricted Subsidiary, dividends or distributions payable (1) to the Corporation or a Restricted Subsidiary and (2) to other holders of Capital Stock of such Restricted Subsidiary, provided that at least a pro rata amount is paid to the Corporation and/or a Restricted Subsidiary, as the case may be, except for any dividend or distribution required to be paid or made to other holders of Capital Stock of such Restricted Subsidiary pursuant to the terms of such Capital Stock or any distribution required to be made to other holders of Capital Stock of such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business, the terms of which expressly contemplate that such distribution be made without a corresponding pro rata amount being paid to the Corporation and/or a Restricted Subsidiary, as the case may be, (ii) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Corporation or any Related Person of the Corporation or
(b) any options, warrants or other rights to acquire Capital Stock of the Corporation or any Related Person of the Corporation or any securities convertible or exchangeable into Capital Stock of the Corporation or any Related Person of the Corporation(excluding Debt of the Corporation which is convertible into Capital Stock of the Corporation), (iii) may not make, or permit any Restricted Subsidiary to make, any Investment (other than a Permitted Investment) in any Unrestricted Subsidiary or any Related Person of the Corporation, other than an Investment in a Person that will become or be merged into or amalgamated or consolidated with a Restricted Subsidiary as a result of such Investment and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Corporation which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment") if:

     (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result from such Restricted Payment; or

     (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Corporation could not Incur at least $1.00 of additional Debt pursuant to the Debt Incurrence Provisions; or

     (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from August 19, 1998 exceeds the sum of (a) 50% of the cumulative Consolidated Net Income (or, in the case the cumulative Consolidated Net Income shall be negative, less 100% of such deficit) of the Corporation from January 1, 1998 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period), plus (b) 100% of the aggregate net cash proceeds received by the Corporation after August 19, 1998 from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of the Corporation, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Corporation and Debt of the Corporation that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary) of the Corporation after August 19, 1998, provided that any such net proceeds received by the Corporation from an employee stock ownership plan financed by loans from the Corporation or a Restricted Subsidiary of the Corporation shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, plus (c) an amount equal to the net reduction in Investments by the Corporation and its Restricted Subsidiaries, subsequent to August 19, 1998, in any Person subject to clause (iii) of the first paragraph of this section upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Corporation and its Restricted Subsidiaries in such Person. Prior to the making of any Restricted Payment the Corporation shall deliver to the Trustees an Officers' Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

      Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result therefrom, (i) the Corporation and any Restricted Subsidiary of the Corporation may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Corporation or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions, provided that in no event shall such dividend payment be more than Cdn$9,000,000, (ii) the Corporation may refinance any Debt otherwise permitted by clause (h) of the second paragraph under the "Limitation on Debt and Preferred Shares" covenant or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Corporation or a Restricted Subsidiary of the Corporation) of shares of Capital Stock (other than Redeemable Stock) of the Corporation, (iii) the Corporation may purchase, redeem, acquire or retire any shares of Capital Stock of the Corporation solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Corporation or a Restricted Subsidiary of the Corporation) of shares of Capital Stock (other than Redeemable Stock) of the Corporation, (iv) the Corporation may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under the "Limitation on Asset Dispositions" covenant and (v) the Corporation and any Restricted Subsidiary may make payments or distributions to or in connection with an amalgamation, consolidation, merger or transfer of assets that complies with the provisions set forth under the "Amalgamations, Mergers, Consolidations and Certain Sales of Assets" covenant. Any payment made pursuant to clause (i), (ii) or (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph. Any payments made by the Corporation to purchase, redeem, or pay dividends on, the NRP Shares in accordance with the terms of the NRP Shares shall not be deemed a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph. (sec. 1010)


       Limitation on Liens

      The Indentures will each provide that the Corporation will not issue, assume or guarantee any Debt for borrowed money secured by any Lien on any property or assets now owned or hereafter acquired by the Corporation without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien on such property or assets equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured; provided that the foregoing restrictions will not apply to Permitted Liens. (sec. 1011)

       Limitation on Asset Dispositions

      The Corporation may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions, unless: (i) the Corporation or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustees; (ii) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of the Corporation and its Restricted Subsidiaries or applied within 360 days of such disposition to the payment of Debt of the Corporation or a Restricted Subsidiary, are applied within 360 days of such disposition (1) first, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Corporation that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, and
(2) second, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Corporation which is not otherwise prohibited by the applicable Indenture. (sec. 1012)

      Notwithstanding the foregoing, the Corporation shall not be required to purchase more than 25% of the original aggregate principal amount of the US$ Notes in the aggregate pursuant to clause (1) above prior to October 10, 2008, and the maximum amount to be applied to the purchase of the US$ Notes in connection with any Offer to Purchase made pursuant to clause (1) above having a purchase date prior to October 10, 2008 shall be the lesser of (x) the remaining Net Available Proceeds required to be applied to such Offer to Purchase and (y) 25% of the original principal amount of the US$ Notes less the aggregate principal amount of US$ Notes purchased pursuant to all previous Offers to Purchase made pursuant to clause (1), provided, however, that the Corporation shall be required, promptly after October 10, 2008, to make an Offer to Purchase US$ Notes, in accordance with the requirements described in clause (i), in an aggregate amount equal to the aggregate amount of Net Available Proceeds in excess of 25% of the original principal amount of US$ Notes that was not applied to Offers to Purchase US$ Notes pursuant to the provisions of this paragraph. (sec. 1012)

       Transactions with Affiliates and Related Persons

      The Corporation may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Corporation (other than the Corporation or a Restricted Subsidiary) other than in the ordinary course of business, either directly or indirectly, unless such transaction is on terms no less favorable to the Corporation or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Corporation or such Restricted Subsidiary and is in the best interests of the Corporation or such Restricted Subsidiary; provided that the foregoing restrictions will not apply to transactions (or series of related transactions) carried out pursuant to arrangements entered into prior to the date of the applicable Indenture or undertakings, agreements or instruments entered into in connection with such arrangements after such date. For any transaction required to satisfy the above criteria that involves in excess of Cdn$2,000,000 but less than or equal to Cdn$5,000,000, the Chief Executive Officer or Chief Financial Officer of the Corporation shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustees. For any such transaction that involves in excess of Cdn$5,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a resolution of the Board of Directors filed with the Trustees. For any such transaction that involves in excess of Cdn$10,000,000, the Corporation shall also obtain an opinion from a nationally recognized expert in the United States or Canada with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Corporation or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Corporation, which opinion shall be filed with the Trustees. The foregoing requirements shall not apply to any transaction pursuant to agreements or arrangements in existence on the date of the applicable Indenture. (sec. 1013)

       Amalgamations, Mergers, Consolidations and Certain Sales of Assets

      The Corporation may not, in a single transaction or a series of related transactions, amalgamate or consolidate with or merge into any other Person, or permit any other Person to amalgamate or consolidate with or merge into the Corporation, or directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its property and assets to any Person, unless:

     (i) the Corporation shall be the surviving Person, or the Person (if other than the Corporation) formed by such amalgamation, consolidation or into which the Corporation is merged or that acquires by disposition all or substantially all of the properties and assets of the Corporation shall be a company, partnership or trust organized and validly existing under the federal laws of Canada or any province or territory thereof or the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustees in form satisfactory to the Trustees, all of the Corporation's obligations under the Indentures and the Notes;

     (ii) immediately before and after giving effect to such transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Corporation or any Restricted Subsidiary or any Person who becomes a successor obligor under the applicable Indenture as a result of such transaction as having been Incurred by the Corporation or such Restricted Subsidiary or such Person at the time of the transaction, the Corporation or such Restricted Subsidiary or such Person, as the case may be, could Incur at least $1.00 of additional Debt pursuant to the Debt Incurrence Provisions; and

     (iv) immediately after giving effect to such transaction, on a pro forma basis, the Corporation or any Person becoming the successor obligor under the Indentures shall have a Consolidated Net Worth
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

          no lower than 90% of the Consolidated Net Worth of the Corporation immediately before such transaction;

provided, however, that clauses (iii) and (iv) above shall not apply to any transaction between the Corporation and one or more Wholly Owned Restricted Subsidiaries. (Article Eight)

       Change of Control

      Within 30 days of the occurrence of a Change of Control Triggering Event, the Corporation will be required to make an Offer to Purchase all Outstanding US$ Notes or Cdn$ Notes, as the case may be, at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control Triggering Event" will be deemed to have occurred if both a Change of Control and a Rating Decline occur. A "Change of Control" will be deemed to have occurred at the earliest of such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereto, together with any Affiliate or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation; or (b) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Corporation such that such nominees, when added to any existing director remaining on the Board of Directors of the Corporation after such election, who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Corporation. A "Rating Decline" will be deemed to have occurred if at any time within 90 days (which period shall be extended so long as the rating of the US$ Notes or Cdn$ Notes, as the case may be, the Existing Notes or the Corporation's 10.50% Senior Notes due 2010, is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Corporation or any Person to effect a Change of Control, the rating of the US$ Notes or Cdn$ Notes, as the case may be, the Existing Notes or the Corporation's 10.50% Senior Notes due 2010, is decreased by any Rating Agency by one or more Gradations and the rating by such Rating Agency on the US$ Notes or the Cdn$ Notes, as the case may be, the Existing Notes or the Corporation's 10.50% Senior Notes due 2010 following such downgrade is below Investment Grade. In the event that none of the US$ Notes or the Cdn$ Notes, as the case may be, the Existing Notes or the Corporation's 10.50% Senior Notes due 2010 are rated by any of the Rating Agencies, and a Change of Control shall have occurred, the Corporation shall obtain from one of the Rating Agencies pro forma ratings on the US$ Notes or the Cdn$ Notes, as the case may be, both prior to and within 90 days after the date of public notice of the Change of Control, or the intention of the Corporation or any Person to effect a Change of Control. A Rating Decline will be deemed to have occurred in such circumstances if such latter pro forma rating reflects a decrease from such former pro forma rating by such Rating Agency of one or more Gradations and such latter pro forma rating by such Rating Agency on the US$ Notes or the Cdn$ Notes, as the case may be, following the Change of Control is below Investment Grade.

      If an Offer to Purchase is made, there can be no assurance that the Corporation will have funds sufficient to pay the purchase price and accrued interest described above for all of the Notes that might be tendered by Holders seeking to accept the Offer to Purchase. The failure of the Corporation to make the Offer to Purchase and the failure of the Corporation to pay the purchase price and accrued interest described above on the date specified therefor will give the Trustees and the Holders of Notes the rights described under "-- Events of Default."

      In the event that the Corporation makes an Offer to Purchase the Notes, the Corporation intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. (sec. 1014)

       Provision of Financial Information

      Whether or not the Corporation is required to be subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Corporation shall file with the United States Securities and Exchange Commission (the "Commission") the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required so to file such documents if the Corporation were so required. The Corporation shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register without cost to such Holders and (ii) file with the Trustees, copies of the annual reports, quarterly reports and other documents which the Corporation files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Corporation were required to be subject to such Sections and (b) if filing such documents by the Corporation with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. (sec. 1015)

UNRESTRICTED SUBSIDIARIES

      The Corporation may designate any Subsidiary of the Corporation to be an "Unrestricted Subsidiary" as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Corporation nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Corporation and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Corporation which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of Cdn$10,000 or less or (y) immediately after giving effect to such designation, the Corporation could incur at least Cdn$1.00 of additional Debt pursuant to the Debt Incurrence Provisions and provided further that the Corporation could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. (sec. 101)

ADDITIONAL AMOUNTS FOR CANADIAN TAXES

      All payments made by or on behalf of the Corporation under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Corporation or other payer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Corporation or other payer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the US$ Notes or the Cdn$ Notes, the Corporation or other payer will pay such additional amounts

("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a Holder in respect of a beneficial owner of Notes (an "Excluded Holder") (i) with which the Corporation does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of any connection between such beneficial owner and Canada or any province or territory thereof other than the mere holding of Notes or the receipt of payments thereunder. The Corporation will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required by applicable law. The Corporation will furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Corporation. The Corporation will indemnify and hold harmless each Holder (other than all Excluded Holders) for the amount of (i) any Taxes not withheld or deducted by the Corporation and levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (iii) any Taxes imposed with respect to any reimbursement under clauses (i) or (ii) above. Holders shall be required to complete and file any applicable forms with, or provide certification to, the relevant tax authorities as requested by the Corporation.

      At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Corporation is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Corporation will deliver to the Trustees an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustees to pay such Additional Amounts to Holders on the payment date. Whenever in the applicable Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. (sec. 1016)

      The foregoing provisions shall survive any defeasance or termination of obligations pursuant to the applicable Indenture or any termination of the applicable Indenture.

CERTAIN DEFINITIONS

      Set forth below is a summary of defined terms used in each of the Indentures. Reference is made to the applicable Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (sec. 101)

      "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Disposition" by the Corporation or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Corporation or any such Restricted Subsidiary (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to a Person other than the Corporation in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary), of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Corporation or any Restricted Subsidiary representing a significant division or line of business constituting in excess of 10% of the Corporation's consolidated assets or consolidated net income at the time of determination or
(iii) other assets or rights of the Corporation or any Restricted Subsidiary outside of the ordinary course of business, provided in each of the foregoing instances that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to Cdn$25,000,000 or more. Notwithstanding the foregoing, "Asset Disposition" shall be deemed not to include (i) any transfer, conveyance, sale, lease or other disposition of properties and assets that is governed by the provisions under the "Amalgamations, Mergers, Consolidations and Certain Sales of Assets" covenant, (ii) any transfer, conveyance, sale, lease or other disposition in any one transaction or series of related transactions between the Corporation and any Restricted Subsidiary or between any Restricted Subsidiaries, (iii) a simultaneous exchange by the Corporation or any Restricted Subsidiary of real property, fixtures, buildings or equipment of a resort (collectively, "resort assets") for other resort assets of similar type, provided that the resort assets received by the Corporation or such Restricted Subsidiary have at least substantially equal fair market value to the Corporation or such Restricted Subsidiary determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors and
(iv) the designation of any Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the applicable Indenture.

      "Capital Lease Obligation" of any Person means the obligation of such Person to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property which, in accordance with generally accepted accounting principles, is required to be classified and accounted for as a capital lease or a liability and would appear as a dollar amount on the face of a consolidated balance sheet of such Person.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any other equity participations, including partnership interests, whether general or limited, of such Person, but excludes any debt securities exchangeable or convertible into equity of such Person.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Consolidated Cash Flow Available for Fixed Charges" means, for any period, the consolidated revenues less the consolidated expenses of the Corporation for such period, plus (i) Consolidated Net Interest Expense for such period, plus (ii) capitalized interest which is charged through cost of goods sold in determining the consolidated revenues less the consolidated expenses of the Corporation for such period, plus (iii) Consolidated Income Tax Expense of the Corporation for such period, plus (iv) consolidated depreciation expense of the Corporation for such period, plus (v) consolidated amortization expense of the Corporation for such period, all as determined in accordance with generally accepted accounting principles; provided, however, that to the extent taken into account in determining such amount there shall be excluded therefrom all extraordinary items.

      "Consolidated Cash Flow Coverage Ratio" for purposes of the calculation of the Debt Incurrence Provisions means, as of the date such calculation is being made, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Corporation are available to (ii) Consolidated Fixed Charges for such period; provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Corporation or any Restricted Subsidiary and any Preferred Shares that have been issued by any Restricted Subsidiary during or after such period that remain outstanding and to the Debt that is proposed to be Incurred or the Preferred Shares that are proposed to be issued, as the case may be, in respect of which such calculation is being made, as if in each case such Debt had been Incurred or Preferred Shares had been issued on the first day of such period and as if any Debt or Preferred Shares that are no longer or will no longer be outstanding as a result of the Incurrence of such Debt or issuance of such Preferred Shares had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense of the Corporation and its Restricted Subsidiaries attributable to interest on any Debt or dividends on any Preferred Shares bearing a floating interest or dividend rate shall be computed on a pro forma basis as if the rate in effect on the date of such calculation had been the applicable rate for the entire period; and provided, further that, in the event the Corporation or any of its Restricted Subsidiaries had made acquisitions or dispositions of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such calculation shall be made on a pro forma basis as if such acquisitions or dispositions had taken place on the first day of such period; and provided, further that, such computation shall not be adjusted with regard to the Limited Recourse Notes.

      "Consolidated Debt" means, as at any date, consolidated Debt of the Corporation as at such date determined in accordance with generally accepted accounting principles.

      "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Net Interest Expense and (ii) the consolidated amount of interest capitalized by the Corporation and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

      "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Corporation and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, excluding any effects of extraordinary items.

      "Consolidated Net Debt" means, as at any date, Consolidated Debt as at such date less consolidated cash and cash equivalents of the Corporation as at such date determined in accordance with generally accepted accounting principles.

      "Consolidated Net Debt Ratio" for purposes of the calculation of the Debt Incurrence Provisions means, as at the date such calculation is being made, the ratio of (i) the sum of Consolidated Net Debt and Consolidated Preferred Share Amounts as of the last day of the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Corporation are available to (ii) Consolidated Net Tangible Assets as of the last day of such period; provided that, the foregoing calculations shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Corporation or any Restricted Subsidiary and any Preferred Shares that have been issued by any Restricted Subsidiary since the end of such period that remain outstanding and to the Debt that is proposed to be Incurred or the Preferred Shares that are proposed to be issued, as the case may be, in respect of which such calculation is being made, as if in each case such Debt had been Incurred or Preferred Shares had been issued as of the last day of such period and as if any Debt or Preferred Shares that are no longer or will no longer be outstanding as a result of the Incurrence of such Debt or issuance of such Preferred Shares had not been outstanding as of the last day of such period; provided, further that, in the event the Corporation or any of its Restricted Subsidiaries had made acquisitions or dispositions of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) since the end of such period, such calculation shall be made on a pro forma basis as if such acquisitions or dispositions had taken place on the last day of such period; and provided, further that, such calculation shall be made without regard to the Limited Recourse Notes or the assets to which the Limited Recourse Notes relate.

      "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Corporation and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Corporation or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Corporation or a Restricted Subsidiary by such Person during such period, (c) gains or losses on Asset Dispositions, (d) all extraordinary gains and extraordinary losses, (e) non-cash gains or losses resulting from fluctuations in currency exchange rates and (f) the tax effect of any of the items described in clauses (a) through (e) above; provided, further that, for purposes of any determination pursuant to the provisions described under the "Limitation on Restricted Payments" covenant, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Corporation or another Restricted Subsidiary to the extent of such restriction.

      "Consolidated Net Interest Expense" means, for any period, the consolidated interest expenses of the Corporation for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any Capital Lease Obligation included in Consolidated Debt that is allocable to interest expense for such period and (ii) charges paid or accrued during such period to the holders of any instruments considered to be quasi-equity in accordance with generally accepted accounting principles (other than Preferred Shares) issued by the Corporation or a Subsidiary to a Person other than the Corporation or a Subsidiary where the payment of such charges has not been deferred by the issuers of such instruments to a date subsequent to the end of such period, minus consolidated interest income of the Corporation for such period determined in accordance with generally accepted accounting principles.

      "Consolidated Net Tangible Assets" means, as at any date, the book value as at such date of all of the property, both real and personal, of the Corporation determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (i) goodwill, (ii) unamortized Debt financing discount and expenses and (iii) cash and cash equivalents.

      "Consolidated Net Worth" of any Person means, as at any date, the consolidated shareholders' equity of such Person as at such date determined in accordance with generally accepted accounting principles.

      "Consolidated Preferred Share Amounts" means, as at any date, the amount of all Preferred Shares of all Restricted Subsidiaries determined in accordance with generally accepted accounting principles and which would appear as a dollar amount on the face of the consolidated balance sheet of the Corporation as at such date.

      "DBRS" means Dominion Bond Rating Service Limited and its successors.

      "Debt" means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed by such Person, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of any business, property or other assets, (iii) every Capital Lease Obligation of such Person and (iv) every obligation of the type referred to in clauses (i) to (iii) of another Person the payment of which such Person has guaranteed or for which such Person is responsible or liable, in each case determined in accordance with generally accepted accounting principles, provided, however, that (v) any debt in respect of any co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity which is guaranteed by such Person shall only be considered to be Debt to the extent of such Person's interest in such co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity until such time as the guarantee is called upon in which case the amount demanded under the guarantee shall be considered to be Debt at the time of the demand, unless such co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity would be accounted for on a fully consolidated basis in the consolidated financial statements of the Corporation in accordance with generally accepted accounting principles and (vi) there shall be excluded therefrom all IPP Excluded Debt.

      "Equity Offering" means a public offer and sale of Common Stock (other than Redeemable Stock) of the Corporation (other than Common Stock sold to a Subsidiary of the Corporation).

      "generally accepted accounting principles" means generally accepted accounting principles in effect in Canada as at the date of the applicable Indenture.

      "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include (i) "+" and "-," in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation); (ii) "1," "2" and "3," in the case of Moody's current Rating Categories (e.g., a decline of B1 to B2 would constitute a decrease of one gradation); (iii) "(high)" and "(low)," in the case of DBRS's current Rating Categories (e.g., a decline from BB (high) to BB would constitute a decrease of one gradation); or (iv) the equivalent in respect of successor Rating Categories of S&P, Moody's and DBRS, or Rating Categories used by Rating Agencies other than S&P, Moody's or DBRS.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

      "Incur" means, with respect to any Debt or other obligation of any Person, the first (and only the first) to occur of the creation, issuance, incurrence (by conversion, exchange or otherwise), assumption or Guarantee by such Person, or such Person otherwise becoming liable, in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to generally accepted accounting principles, of such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings correlative to the foregoing).

      "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person. For purposes of compliance with any provision of the Indenture, the amount of any Investment consisting of the transfer of property shall be the book value of such property.

      "Investment Grade" means BBB- or above, in the case of S&P (or its equivalent rating under any successor Rating Categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent rating under any successor Rating Categories of Moody's), and the equivalent rating in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's, provided, however, that if the Notes are not rated by either S&P or Moody's at the time of determination, then "Investment Grade" shall mean A or above, in the case of DBRS (or its equivalent rating under any successor Rating Categories of DBRS), and the equivalent rating in respect of the Rating Categories of any Rating Agencies substituted for DBRS.

      "IPP Excluded Debt" means up to Cdn$41,000,000 of liabilities of the Corporation and its Subsidiaries under the IPP Guarantees, provided that in the event there is any demand made against the Corporation or any Subsidiary under any of the IPP Guarantees, the IPP Excluded Debt shall thereafter be permanently reduced to Cdn$0.

      "IPP Guarantees" means all liabilities of the Corporation or any Subsidiary from time to time in respect of obligations of Intracorp Properties Partnership or Intracorp Properties Partnership U.S. or any corporation, partnership or other entity in which either of them have any interest, arising pursuant to the Asset Purchase Agreement dated August 3, 1994 between the Corporation and Intracorp Properties Partnership or the Partnership Interests Purchase Agreement made the 4th day of August, 1994 between Intrawest U.S.A., Inc. and IntraCo Holdings Partnership and executed by Intracorp Properties Partnership U.S., in each case as amended and in effect from time to time.

      "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any title retention agreement having substantially the same economic effect as any of the foregoing).

      "Limited Recourse Notes" means certain limited recourse notes of Copper Mountain, Inc. in the original amount of $15.8 million that are secured by and provide for recourse only to certain leasehold interests in condominium projects at Copper Mountain in Colorado which are to be sold to tenants and under which amounts equivalent to rent received are payable as interest and the net proceeds from the sale of units and commercial space are payable as principal.

      "Moody's" means Moody's Investor Service, Inc. and its successors.

      "Net Available Proceeds" from any Asset Disposition means cash or readily marketable cash equivalents received therefrom by the Corporation or any Restricted Subsidiary, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability by the Corporation or such Restricted Subsidiary as a consequence of such Asset Disposition, (ii) all payments made by the Corporation or any Restricted Subsidiary on any Debt which are required in accordance with the terms of any undertaking, agreement or instrument in respect of, or Lien securing, such Debt as a result of such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the Corporation or any Restricted Subsidiary, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Asset Disposition and retained by the Corporation or any Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustees, provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the applicable Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

      "Non-Recourse Debt" means Debt or that portion of Debt as to which neither the Corporation nor any of the Restricted Subsidiaries (i) is directly or indirectly liable (including by recourse to their assets, other than the assets subject to a Lien securing such Debt) or (ii) constitutes the lender.

      "NRP Shares" means the Non-Resort Preferred Shares of the Corporation.

      "Offer to Purchase" means a written offer (the "Offer") sent by the Corporation by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Corporation shall notify the Trustees, at least 15 Business Days (or such shorter period as is acceptable to the Trustees) prior to the mailing of the Offer, of the Corporation's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Corporation or, at the Corporation's request, by the Trustees, in the name and at the expense of the Corporation. The Offer shall contain information concerning the business of the Corporation and its Restricted Subsidiaries which the Corporation in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis" contained in the documents required to be filed with the Trustees pursuant to the applicable Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Corporation's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Corporation to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Corporation to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

     (1) the Section of the applicable Indenture pursuant to which the Offer to Purchase is being made;

     (2)  the Expiration Date and the Purchase Date;

     (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Corporation pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

     (4) the purchase price to be paid by the Corporation for each $1,000 or Cdn$1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

     (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 or Cdn$1,000 principal amount;

     (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (7) that interest on any Note not tendered or tendered but not purchased by the Corporation pursuant to the Offer to Purchase will continue to accrue;

     (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Corporation or the Trustees so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Corporation and the Trustees, duly executed by the Holder thereof or his attorney duly authorized in writing);

     (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Corporation (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

     (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Corporation shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Corporation shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or Cdn$1,000 or integral multiples thereof shall be purchased); and

     (12) that in the case of any Holder whose Note is purchased only in part, the Corporation shall execute, and a Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

      Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

      "Permitted Interest Rate or Currency Protection Agreement" of any Person means any interest rate or currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which has a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

      "Permitted Investment" means any Investment in any Affiliate or Related Person (or any Person that would become an Affiliate or Related Person as a result of such Investment) that is engaged to a significant extent in a business which is conducted by the Corporation, or which the Corporation has announced an intention to conduct, on the date of the Indenture or a reasonable expansion or extension thereof or a business ancillary or related thereto or supportive thereof.

      "Permitted Liens" means, as of any particular time, any one or more of the following:

     (i) Liens existing on the date of the applicable Indenture or provided for under the terms of agreements existing on such date;

     (ii) Liens on property or assets acquired by the Corporation from another Person which are existing at the time of such acquisition, provided that such Liens (a) were not Incurred in contemplation of the acquisition of such property or assets and (b) are applicable only to such property or assets;

     (iii) Liens on any property or assets of the Corporation existing at the time of acquisition thereof (including acquisition through merger or consolidation) to secure or securing the payment of all or any part of the purchase price, cost of improvement or construction cost thereof or securing any indebtedness Incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or the completion of any such improvement or construction, whichever is later, for the purpose of financing all or any part of the purchase price, cost of improvement or construction cost thereof or to secure or securing the repayment of money borrowed to pay in whole or any part of such purchase price, cost of improvement or construction cost of any vendor's privilege or lien on such property securing all or any part of such purchase price, cost of improvement or construction cost, including title retention agreements and leases in the nature of title retention agreements (provided such Liens are limited to such property or assets and to improvements on such property);

     (iv)   any Lien securing the US$ Notes or the Cdn$ Notes;

     (v)    Liens in favor of the Corporation or a Restricted Subsidiary;

     (vi)   Liens to secure Debt that is permitted to be Incurred under clause
            (e), (f), (g) or (i) under the "Limitation on Debt and Preferred Shares" covenant;

     (vii) any interest or title of a lessor to any property subject to a Capital Lease Obligation which is permitted to be Incurred under the applicable Indenture;

     (viii) any right of set-off, refund or charge-back available to any bank or other financial institution;

     (ix) Liens to secure Permitted Interest Rate or Currency Protection Agreements; or

     (x) Liens to secure Debt Incurred to renew, extend, refinance or refund, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (iv), (v), (vi), (viii) and (ix) so long as such Lien does not extend to any other property and the principal amount of the Debt so secured does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded.

      "Preferred Shares" of any Person means shares of such Person of any class or classes (however designated) that rank prior, as to payment of dividends or as to distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of any other class of such Person.

      "Project" means a residential or resort development project (or, in the case of any such project which is being developed in phases, any particular phase thereof), including for greater certainty houses, townhomes, multiple unit residences, timeshare buildings, strata-titled hotels and mixed-use buildings which are comprised of one or more of the foregoing types of facilities and commercial space, together, in each case, with ancillary amenities and facilities.

      "Qualifying Construction Loan" means a loan (i) with a term to maturity of 18 months or less, (ii) the proceeds of which are used to finance the cost of development or construction of a Qualifying Project and (iii) which is advanced by a financial institution dealing with the Corporation at arm's length.

      "Qualifying Project" means a Project in respect of which (i) the aggregate estimated development or construction costs do not exceed Cdn$7,500,000 in the case of a Project in Canada or $7,500,000 in the case of a Project outside Canada, provided that the aggregate estimated development or construction costs for all Projects permitted pursuant to this clause (i) at any time shall not exceed Cdn$40,000,000, or (ii) substantially all space other than commercial space and common areas is being developed for sale and purchase and sale agreements acceptable to the financial institution providing the applicable Qualifying Construction Loan have been entered into representing aggregate sales revenues equal to at least 50% of the aggregate estimated development or construction costs of such Project.

      "Rating Agencies" means (i) S&P, Moody's and DBRS or (ii) if S&P, Moody's and DBRS or any of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Corporation, which will be substituted for S&P or Moody's or both, as the case may be, or a nationally recognized Canadian rating agency or agencies, as the case may be, selected by the Corporation, which will be substituted for DBRS.

      "Rating Categories" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1," "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (iii) with respect to DBRS, any of the following categories (any of which may include a "(high)" or "(low)"): AAA, AA, A, BBB, BB, B, CCC, CC, and C; and (iv) the equivalent of any such categories of S&P, Moody's or DBRS used by another Rating Agency, if applicable.

      "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

      "Related Person" of any Person means any other Person directly or indirectly owning (i) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (ii) 5% or more of the combined voting power of the Voting Stock of such Person.

      "Restricted Subsidiary" means any Subsidiary of the Corporation, whether existing on or after the date of the applicable Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and its successors.

      "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which any lender or investor is a party providing for the leasing by such Person of any property or asset of such Person for a term, including renewal terms at the option of the lessor, of three years or more and which property or asset has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The term of such arrangement shall be deemed to expire on the date of the last payment of rent or any other amount due under such arrangement prior to the first day on which such arrangement may be terminated by the lessee without payment of a penalty.

      "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such

Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

      "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

EVENTS OF DEFAULT

      The following are Events of Default under the 2003 Indenture: (a) failure to pay principal of (or premium, if any, on) any US$ Note when due; (b) failure to pay any interest on any US$ Note when due, continued for 30 days; (c) default in the payment of principal and interest on US$ Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Covenants -- Change of Control " and "-- Covenants -- Limitation on Asset Dispositions" when due and payable; (d) failure to perform or comply with the provisions described under "-- Covenants -- Amalgamations, Mergers, Consolidations and Certain Sales of Assets;" (e) failure to perform any other covenant or agreement of the Corporation under the 2003 Indenture or the US$ Notes continued for 30 days after written notice to the Corporation by the Trustees or Holders of at least 25% in aggregate principal amount of Outstanding US$ Notes; (f) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Corporation or any Restricted Subsidiary having an outstanding principal amount of Cdn$25,000,000 individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of such Debt when due, provided, however, that for such purpose Debt shall not include any Non-Recourse Debt; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Corporation or any Subsidiary in an amount in excess of Cdn$25,000,000 which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Corporation or any Subsidiary. (sec. 501) Subject to the provisions of the 2003 Indenture relating to the duties of the Trustees, if an Event of Default (as defined) shall occur and be continuing, the Trustees will be under no obligation to exercise any of their rights or powers under the 2003 Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustees reasonable indemnity. (sec. 603) Subject to such provisions for the indemnification of the Trustees the Holders of a majority in aggregate principal amount of the Outstanding US$ Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustees or exercising any trust or power conferred on the Trustees. (sec. 512)

      If an Event of Default (other than an Event of Default described in clause
(h) above) shall occur and be continuing, either the Trustees or the Holders of at least 25% in aggregate principal amount of the Outstanding US$ Notes may accelerate the maturity of all US$ Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding US$ Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the 2003 Indenture. If an Event of Default specified in clause (h) above occurs, the Outstanding US$ Notes will ipso facto become immediately due and payable without any declaration or other act on the part of a Trustee or any Holder. (sec. 502) For information as to waiver of default, see "-- Modification and Waiver."

      No Holder of any US$ Note will have any right to institute any proceeding with respect to the 2003 Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustees written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding US$ Notes shall have made written request, and offered reasonable indemnity, to the Trustees to institute such proceeding as trustee, and the Trustees shall have not received from the Holders of a majority in aggregate principal amount of the Outstanding US$ Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (sec. 507) However, such limitations do not apply to a suit instituted by a Holder of a US$ Note for enforcement of payment of the principal of and premium, if any, or interest on such US$ Note on or after the respective due dates expressed in such US$ Note. (sec. 508)

      The following are Events of Default under the 2004 Indenture: (a) failure to pay principal of (or premium, if any, on) any Cdn$ Note when due; (b) failure to pay any interest on any Cdn$ Note when due, continued for 30 days; (c) default in the payment of principal and interest on Cdn$ Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Covenants -- Change of Control" and "-- Covenants -- Limitation on Asset Dispositions" when due and payable; (d) failure to perform or comply with the provisions described under "-- Covenants -- Amalgamations, Mergers, Consolidations and Certain Sales of Assets;" (e) failure to perform any other covenant or agreement of the Corporation under the 2004 Indenture or the Cdn$ Notes continued for 30 days after written notice to the Corporation by the Trustees or Holders of at least 25% in aggregate principal amount of Outstanding Cdn$ Notes; (f) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Corporation or any Restricted Subsidiary having an outstanding principal amount of Cdn$25,000,000 individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of such Debt when due, provided, however, that for such purpose Debt shall not include any Non-Recourse Debt; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Corporation or any Subsidiary in an amount in excess of Cdn$25,000,000 which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Corporation or any Subsidiary. (sec. 501) Subject to the provisions of the 2004 Indenture relating to the duties of the Trustees, if an Event of Default (as defined) shall occur and be continuing, the Trustees will be under no obligation to exercise any of their rights or powers under the 2004 Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustees reasonable indemnity. (sec. 603) Subject to such provisions for the indemnification of the Trustees the Holders of a majority in aggregate principal amount of the Outstanding Cdn$ Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustees or exercising any trust or power conferred on the Trustees. (sec. 512)

      If an Event of Default (other than an Event of Default described in clause
(h) above) shall occur and be continuing, either the Trustees or the Holders of at least 25% in aggregate principal amount of the Outstanding Cdn$ Notes may accelerate the maturity of all Cdn$ Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Cdn$ Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the 2004 Indenture. If an Event of Default specified in clause (h) above occurs, the Outstanding Cdn$ Notes will ipso facto become immediately due and payable without any declaration or other act on the part of a Trustee or any Holder. (sec. 502) For information as to waiver of default, see "-- Modification and Waiver."

      No Holder of any Cdn$ Note will have any right to institute any proceeding with respect to the 2004 Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustees written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Cdn$ Notes shall have made written request, and offered reasonable indemnity, to the Trustees to institute such proceeding as trustee, and the Trustees shall have not received from the Holders of a majority in aggregate principal amount of the Outstanding Cdn$ Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (sec. 507) However, such limitations do not apply to a suit instituted by a Holder of a Cdn$ Note for enforcement of payment of the principal of and premium, if any, or interest on such Cdn$ Note on or after the respective due dates expressed in such Cdn$ Note. (sec. 508)

      The Corporation will be required to furnish to the Trustees quarterly a statement as to the performance by the Corporation of certain of its obligations under each of the Indentures and as to any default in such performance. (sec.
1017)

SATISFACTION AND DISCHARGE OF THE INDENTURES

      Each of the Indentures will cease to be of further effect as to all outstanding US$ Notes or Cdn$ Notes, as the case may be, (except as to (i) rights of registration of transfer and exchange and the Corporation's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen US$ Notes or Cdn$ Notes, as the case may be, (iii) rights of Holders to receive payment of principal and interest and Additional Amounts on the US$ Notes or Cdn$ Notes, as the case may be, (iv) rights, obligations and immunities of the Trustees under the applicable Indenture and
(v) rights of the Holders of the US$ Notes or Cdn$ Notes, as the case may be, as beneficiaries of the applicable Indenture with respect to any property deposited with the Trustees payable to all or any of them), if (x) the Corporation will have paid or caused to be paid the principal of and interest on the US$ Notes or Cdn$ Notes, as the case may be, as and when the same will have become due and payable and (y) all outstanding US$ Notes or Cdn$ Notes, as the case may be, (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to a Trustee for cancellation (Article Twelve).

DEFEASANCE

      Each of the Indentures provide that, at the option of the Corporation, (a) if applicable, the Corporation will be discharged from any and all obligations in respect of the outstanding US$ Notes or Cdn$ Notes, as the case may be, (other than its ongoing obligations in respect of the payment of Additional Amounts) or (b) if applicable, the Corporation may omit to comply with certain restrictive covenants and that such omission shall not be deemed to be an Event of Default under the applicable Indenture and the US$ Notes or Cdn$ Notes, as the case may be, in either case upon irrevocable deposit with the U.S. Trustee or the Canadian Trustee, as applicable, in trust, of money and/or U.S. government obligations (in the case of the US$ Notes) or Canadian government obligations (in the case of the Cdn$ Notes) which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding US$ Notes or Cdn$ Notes, as the case may be. With respect to clause (b), the obligations under the applicable Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things, (i) with respect to clause (a), the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel qualified to practice in the United States provides that Holders of the US$ Notes or Cdn$ Notes, as the case may be, will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or, with respect to clause (b), the Corporation has delivered to the U.S. Trustee or the Canadian Trustee, as applicable, an opinion of counsel qualified to practice in the United States to the effect that the Holders of the US$ Notes or Cdn$ Notes, as the case may be, will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) the Corporation has delivered to the U.S. Trustee or the Canadian Trustee, as applicable, an opinion of counsel qualified to practice in Canada or an advance income tax ruling from the Canada Customs and Revenue Agency to the effect that the Holders of the US$ Notes or Cdn$ Notes, as the case may be, will not recognize income, gain or loss for Canadian federal or provincial income tax or other Canadian tax purposes as a result, in and of itself, of such deposit and defeasance and will be subject to Canadian federal or provincial income tax and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for the purposes of such opinion such Canadian counsel shall assume that Holders of the US$ Notes or Cdn$ Notes, as the case may be, include Holders who are not resident in Canada); (iii) such deposit,
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

defeasance and discharge will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Corporation or any Restricted Subsidiary is party or by which the Corporation or any Restricted Subsidiary is bound; (iv) no Event of Default or event that with the passing of time or the giving of notice or both, shall constitute an Event of Default shall have occurred and be continuing; (v) the Corporation has delivered to the Trustees an opinion of counsel to the effect that such deposit shall not cause the Trustees or the trust so created to be subject to the Investment Company Act of 1940; and (vi) certain other customary conditions precedent are satisfied. (Article Four)

MODIFICATION AND WAIVER

      Modifications and amendments of each of the Indentures may be made by the Corporation and the Trustees with the consent of the Holders of a majority in aggregate principal amount of the Outstanding US$ Notes or Cdn$ Notes, as the case may be, provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding US$ Note or Cdn$ Note, as the case may be, affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any such US$ Note or Cdn$ Note,
(b) reduce the principal amount of (or the premium), or interest on, any such US$ Note or Cdn$ Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any such US$ Note or Cdn$ Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such US$ Note or Cdn$ Note, (e) reduce the above-stated percentage of Outstanding US$ Notes or Cdn$ Notes, as the case may be, necessary to modify or amend the Indentures, (f) reduce the percentage of aggregate principal amount of Outstanding US$ Notes or Cdn$ Notes, as the case may be, necessary for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (g) modify any provisions of the applicable Indenture relating to the modification and amendment of the applicable Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the applicable Indenture in a manner materially adverse to the Holders thereof or (i) modify the Additional Amounts provisions of the applicable Indenture. (sec. 902)

      The Holders of a majority in aggregate principal amount of the Outstanding US$ Notes or Cdn$ Notes, as the case may be, on behalf of all Holders of US$ Notes or Cdn$ Notes, as the case may be, may waive compliance by the Corporation with certain restrictive provisions of the applicable Indenture. (sec. 1018) Subject to certain rights of the Trustees, as provided in the applicable Indenture, the Holders of a majority in aggregate principal amount of the Outstanding US$ Notes or Cdn$ Notes, as the case may be, on behalf of all Holders of US$ Notes or Cdn$ Notes, as the case may be, may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any US$ Note or Cdn$ Note, as the case may be, tendered pursuant to an Offer to Purchase. (sec. 513)

GOVERNING LAW

      Each of the Indentures are and the Notes will be governed by the laws of the State of New York.

THE TRUSTEES

      JPMorgan Chase Bank is the U.S. Trustee under the 2003 Indenture. Its address is 450 West 33rd, 15th Floor, New York, New York, 10001. The Corporation has appointed the U.S. Trustee as the initial Registrar and as the initial Paying Agent under the 2003 Indenture. CIBC Mellon Trust Company is the Canadian Trustee under the 2003 Indenture. CIBC Mellon Trust Company is the Canadian Trustee under the 2004 Indenture and JPMorgan Chase Bank is the U.S. Trustee under the 2004 Indenture. The Corporation has appointed the Canadian Trustee as the initial Paying Agent under the 2004 Indenture. Its address is Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1.

      Each of the Indentures provide that, except during the continuance of an Event of Default, the Trustees will perform only such duties as are specifically set forth in the applicable Indenture. During the

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

existence of an Event of Default, the Trustees will exercise such rights and powers vested in each of them under the applicable Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (sec. 603)

      Each of the Indentures contain limitations on the rights of the Trustees should a Trustee become a creditor of the Corporation, to obtain payment of claims in certain cases or to realize on certain property received by a Trustee in respect of any such claim as otherwise. The Trustees are permitted to engage in other transactions with the Corporation or any Affiliate, provided, however, that if a Trustee acquires any conflicting interest (as referred to in the applicable Indenture), it must eliminate such conflict or resign. (sec. 608)

CONSENT TO JURISDICTION AND SERVICE

      Each of the Indentures provide that the Corporation will irrevocably consent to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York, New York, United States of America, and any appellate court from any thereof, and has waived immunity from the jurisdiction of such courts over any suit, action or proceeding or objection thereto on ground of venue, residence/domicile or inconvenient forum that may be brought in connection with the Indentures and the Notes. The Corporation has irrevocably appointed PTSGE Corp., 925 Fourth Avenue, Suite 2900, Seattle, Washington, 98104-1158, as its authorized agent under the 2003 Indenture upon which all writs, process and summonses may be served in any suit, action or proceeding brought in connection with the 2003 Indenture or the US$ Notes against the Corporation in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City and has agreed that such appointment shall be irrevocable so long as any of the U.S. Notes remain outstanding or until the irrevocable appointment by the Corporation of a successor in the United States as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Corporation will irrevocably appoint PTSGE Corp. as its authorized agent under the 2004 Indenture, on the same terms as set forth above.

ENFORCEABILITY OF JUDGMENTS

      Since a substantial portion of the assets of the Corporation and its subsidiaries are outside the United States, any judgment obtained in the United States against the Corporation, including judgments with respect to the payment of principal, premium, if any, or interest on the Notes may not be collectible within the United States.

      The Corporation has been informed by its Canadian counsel, McCarthy Tetrault LLP, that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia (a "British Columbia Court") on a final and conclusive judgment in personam against the Corporation of a federal or state court in the State of New York (a "New York Court") that is subsisting and unsatisfied respecting the enforcement of the Notes or the Indentures, that is not impeachable as void or voidable under the law of the State of New York and that is for a sum certain if: (i) the New York Court that rendered such judgment had jurisdiction over the judgment debtor, as recognized by a British Columbia Court (and submission by the Corporation in the Notes or the Indentures to the jurisdiction of the New York Court will be deemed sufficient for such purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice, and the enforcement thereof would not be inconsistent with public policy as the term is defined by a British Columbia Court or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) the enforcement of such judgment in British Columbia does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (iv) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; and (v) the action to enforce such judgment is commenced within six years of the date of such judgment; provided that a British Columbia Court may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or the time for appeal has not expired; and provided further that under the Currency Act (Canada), a British Columbia Court may only give judgment in Canadian dollars.

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

EXCHANGE OFFER; REGISTRATION AND PROSPECTUS QUALIFICATION RIGHTS

      The Corporation has entered into Registration Rights Agreements with the Initial Purchasers pursuant to which the Corporation has agreed, for the benefit of the holders of the Notes, at the Corporation's cost, (i) to use its best efforts to file a registration statement (the "Exchange Offer Registration Statement") within 60 days following the date of original issue of the Notes (the "Issue Dates") with the Commission with respect to the Exchange Offers for the Exchange Notes, (ii) to use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days following the Issue Dates and (iii) to use its best efforts to consummate the Exchange Offers within 45 days after the Exchange Offer Registration Statement has been declared effective.

      In addition, pursuant to the Registration Rights Agreements, Intrawest has agreed, for the benefit of the holders of the Notes, to use its best efforts to file with the securities commissions of each of the Qualifying Provinces a short form prospectus (the "Exchange Offer Prospectus") qualifying the distribution of the Exchange Notes issuable in connection with the Exchange Offers and (ii) obtain the final receipts for the Exchange Offer Prospectus from the securities commissions of each of the Qualifying Provinces. The Exchange Offer Prospectus is to be filed and final receipts are to be obtained on the same basis and within the same time periods as those applicable to the Exchange Offer Registration Statement. The Corporation will keep the Exchange Offers open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offers is mailed to the holders of the Existing Notes. For each Existing Note surrendered to the Corporation pursuant to the Exchange Offers, the holder of such Existing Note will receive an Exchange Note having a principal amount equal to that of the surrendered Existing Note.

      The Corporation is making the Exchange Offers in reliance on the position of the staff of the Commission as set forth in certain no-action letters to other parties in other transactions. However, the Corporation has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Corporation believes that Exchange Notes issued pursuant to the Exchange Offers in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Existing Notes directly from the Corporation for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Existing Notes as a result of market-making or other trading activities or (iii) a person that is an Affiliate of the Corporation) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Existing Notes accepting the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Existing Notes who is using the Exchange Offers to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

      Each broker-dealer (other than an Affiliate of the Corporation) that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it acquired the Existing Notes as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letters of Transmittal state that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Corporation has agreed that, for a period ending on the earlier of the
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

180th day after the Exchange Offers has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the applicable Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

      In the event that any changes in the applicable interpretations of the staff of the Commission do not permit the Corporation to effect the Exchange Offers for the purposes set forth in the Registration Rights Agreements, or if the Exchange Offers are not completed within 225 days following the Issue Dates, or if any holder of the Existing Notes is not eligible to participate in the Exchange Offers, the Corporation will, at its cost, (a) as promptly as practicable, but no later than 30 days after the time such obligation arises, file a shelf registration statement pursuant to the Securities Act relating to resales of the Offers Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after such Shelf Registration Statement is filed and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Corporation will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Existing Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Existing Notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the Existing Notes. A holder of Existing Notes that sells such Existing Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Existing Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Existing Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

      In the event that either (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the Issue Dates or the Shelf Registration Statement is not filed with the Commission on or prior to the 30th day following the date an obligation to file arises, (ii) such Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective on or prior to the 180th day following the Issue Dates or the 120th day after such Shelf Registration Statement is filed, respectively, (iii) the Exchange Offers are not completed within 45 days after the initial effective date of the Exchange Registration Statement or (iv) the Exchange Offer Registration Statement or Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable (each such event referred to in clauses (i) through (iv) above, a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then special interest, in addition to the interest set forth on the cover hereof, shall accrue on the Original Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period, and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions.

      The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreements, copies of which is available upon request to Intrawest. See "Available Information."

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TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

  GLOBAL NOTES

      The US$ Exchange Notes will be represented by one or more fully registered global notes without coupons (the "US$ Global Notes") and will be deposited upon issuance with the U.S. Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. The Cdn$ Exchange Notes will be represented by two or more fully registered global notes without coupons (the "Cdn$ Global Notes", and together with the US$ Global Notes, the "Global Notes") and will be deposited upon issuance with the U.S. trustee as custodian for DTC, in New York, New York and registered in the name of DTC or its nominee and with CDS in Vancouver, British Columbia and registered in the name of CDS or its nominee, respectively. Except as set forth below, the Global Notes may be transferred in whole and not in part only to DTC or another nominee of DTC or CDS or another nominee of CDS (as applicable).

      So long as DTC, CDS or its nominees is the registered owner thereof, DTC, CDS or such nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by the Global Notes for all purposes under the Indentures. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have the Exchange Notes represented by the Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or Holders thereof under the Indentures.

      The following is based on information furnished by DTC and CDS:

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The rules applicable to DTC and its Participants are on file with the Commission.

      CDS is Canada's national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with CDS participants. Transfers of ownership and other interests, including cash distributions, in the Notes (as applicable) in CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depositary.

      CDS is a private corporation, owned one-third by investment dealers, one-third by banks and one-third by trust companies through their respective industry associations. CDS is the exclusive clearing house for equity trading on all Canadian stock exchanges and also clears a substantial volume of "over the counter" trading in equities and bonds.

      Purchases of the Exchange Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for such Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each Exchange Note represented by a Global Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Notes representing the Exchange Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of the Global Notes representing the Exchange Notes will not receive the Exchange Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Exchange Notes is discontinued or upon the occurrence of certain other events described herein.

      To facilitate subsequent transfers, all Global Notes representing the Exchange Notes which are deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Notes representing the Exchange Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants or Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Except as provided herein, a beneficial owner in Exchange Notes held by CDS will not be entitled to receive physical delivery of such Exchange Notes. Accordingly, each beneficial owner must rely on the procedures of CDS and CDS participants to exercise any rights under such Exchange Notes.

      None of DTC, Cede & Co. or CDS will consent or vote with respect to the Global Notes representing the book-entry Exchange Notes. Under its usual procedures, each of DTC and CDS mails an omnibus proxy (an "Omnibus Proxy") to the Corporation as soon as possible after the applicable record date. The Omnibus Proxy assigns consenting or voting rights to those participants to whose accounts the Exchange Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and interest payments on the Global Notes representing the Exchange Notes will be made to DTC and CDS, as applicable. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustees or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Corporation or the Trustees, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants. Neither the Corporation nor the Trustees will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the Exchange Notes by DTC or the Direct or Indirect Participants or for maintaining or reviewing any records of DTC or the Direct or Indirect Participants relating to ownership interests in the Exchange Notes or the disbursement of payments in respect thereof.

      DTC or CDS may discontinue providing its services as securities depositary with respect to the Exchange Notes at any time by giving reasonable notice to the Corporation or the Trustees. Under such circumstances, and in the event that a successor securities depositary is not obtained, Exchange Notes in definitive form are required to be printed and delivered. The Corporation may decide to discontinue use of the system of book-entry transfers through DTC, CDS or a successor securities depositary.

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

      According to DTC, the foregoing information with respect to DTC has been provided to the members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC, CDS and their respective systems has been obtained from sources that the Corporation believes to be reliable, but is subject to any changes to the arrangements between the Corporation and such depositaries and any changes to such procedures that may be instituted unilaterally by DTC or CDS.

                                 CREDIT RATINGS

      The Notes have been assigned a rating of B+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("S&P"), and a rating of B1 by Moody's Investors Service, Inc. ("Moody's"). S&P rates debt instruments by rating categories from a high of AAA to a low of D, with a "+" or "-" indicating relative strength within the rating category. Moody's rates debt instruments by rating categories from a high of Aaa to a low of D, with a "1", "2" or "3" indicating relative strength within the rating category. Prospective recipients of the Exchange Notes pursuant to the Exchange Offers should consult with the rating agencies with respect to the interpretation of the foregoing ratings and the implication of those ratings. The credit ratings accorded to the Notes are not recommendations to buy, sell or hold the Notes and may be subject to revision or withdrawal by S&P and Moody's at any time.

                              PLAN OF DISTRIBUTION

      Neither Exchange Offer is being made to, nor will the Corporation accept tenders for exchange from, holders of Existing Notes in any jurisdiction in which such Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes pursuant to an Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who holds Existing Notes acquired for its own account as a result of market-making activities or other trading activities (an "Exchanging Dealer") in connection with resales of Exchange Notes received in exchange for Existing Notes. The Corporation has agreed that for a period beginning when Exchange Notes are first issued in the Private Note Exchange Offer and ending on the earlier of the 180th day after the Private Note Exchange Offer has completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the applicable Registration Rights Agreement) (the "Resale Period"), it will make this Prospectus, as amended or supplemented, available to any Exchanging Dealer for use in connection with any such resale.

      The Corporation will not receive any proceeds from the exchange of Existing Notes for Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in exchange for Existing Notes pursuant to an Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. Each Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Until the Resale Period has expired, the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that acquired Existing Notes for its own account as a result of market-making activities or other trading activities and that requests such documents in the Letter of Transmittal applicable thereto. The Corporation has agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any broker-dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      By acceptance of an Exchange Offer, each broker-dealer that receives Exchange Notes in exchange for Existing Notes pursuant to such Exchange Offer agrees that, upon receipt of notice from the Corporation of (i) the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the qualification for distribution of the Exchange Notes or the initiation of any proceedings for that purpose; (ii) the receipt by the Corporation of any notification with respect to the suspension of the qualification or qualification for distribution of the Exchange Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iii) the happening of any event that requires the making of any changes in the Registration Statement or this Prospectus so that, as of such date, the Registration Statement or this Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of this Prospectus, in light of the circumstances under which they were made) not misleading (which notice the Corporation agrees to advise to any broker-dealer that has provided in writing to the Corporation a telephone or facsimile number and address for notices), such broker-dealer will suspend the use of this Prospectus until the Corporation has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or until it is advised in writing by the Corporation that the use of this Prospectus may be resumed and has received copies of any amendments or supplements thereto. If the Corporation gives any such notice to suspend the use of this Prospectus, it will extend the Resale Period by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received (x) copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes or (y) the advice in writing.

      NO "UNDERWRITER" WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS.

                        CERTAIN INCOME TAX CONSEQUENCES

      Holders of Existing Notes who exchange such Existing Notes for Exchange Notes should consult their own tax advisers with respect to their particular circumstances and with respect to the effects of U.S. federal, Canadian federal, state, provincial, local or foreign tax laws to which they may be subject.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax consequences of the exchange of the Existing Notes for the Exchange Notes and the ownership and disposition of the Exchange Notes. This summary is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof (all as of the date hereof and all of which are subject to change, possibly with retroactive effect). Except as specifically set forth herein, this summary deals only with Exchange Notes acquired by a U.S. Holder (as defined below) pursuant to an Exchange Offer and held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons that own or are treated as owning 10% or more of the stock of the Corporation (by vote or value), persons holding the Exchange Notes as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or U.S. persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. ACCORDINGLY, INVESTORS CONSIDERING EXCHANGING EXISTING NOTES FOR EXCHANGE NOTES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

      As used herein, the term "U.S. Holder" means a beneficial owner of an Exchange Note that for United States federal income tax purposes is (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its sources, or
(iv) a trust, if either: (A) a United States court is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or
(B) the trust has a valid election in effect to be treated as a United States person under the applicable treasury regulations. It should be noted that certain "single member entities" are disregarded for U.S. federal income tax purposes. Holders that are single member non-corporate entities should consult with their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Stated Interest

      Interest (including additional amounts of cash and interest, if any) paid on an Exchange Note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. Such interest on the Exchange Notes generally will be considered foreign source "passive income" or "financial services income" for foreign tax credit purposes.

      With respect to interest paid on the Cdn$ Exchange Notes, the amount required to be included in income by a cash basis U.S. Holder will be the U.S. dollar value of the amount paid (determined on the basis of the "spot rate" on the date such payment is received) regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.

      Except in the case of a Spot Rate Convention Election (as defined below), a U.S. Holder of a Cdn$ Exchange Note who is on an accrual basis method of accounting or is otherwise required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). Upon receipt of an interest payment, such U.S. Holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Canadian dollars received (determined on the basis of the "spot rate" on the date such payment is received or, if the Canadian dollars are exchanged for U.S. dollars by the exchange agent, the U.S. dollar value of the Canadian dollars on the date received by the exchange agent) and the amount previously accrued. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service (the "Service").

      A U.S. Holder may elect (a "Spot Rate Convention Election") to translate accrued interest into U.S. dollars at the "spot rate" on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing holder may instead translate such accrued interest into U.S. dollars at the "spot rate" on the day of receipt. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the Service.

      For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Service has the authority to determine the spot rate. Generally, the Corporation believes that the amount of U.S. dollars received in respect of an interest payment by a U.S. Holder holding their Cdn$ Exchange Notes through DTC should be equivalent to the U.S. dollar value of the interest payment determined as the "spot rate."

  Exchange Offers

      Pursuant to the Exchange Offers contemplated herein, an exchange of Existing Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes under Treasury regulation Section 1.1001-3 and a U.S. Holder will have the same tax basis and holding period in the Exchange Notes as in the Existing Notes because the Exchange Notes should not be considered to differ materially in kind or in extent from the Existing Notes.

       Amortizable Note Premium

      A U.S. Holder that purchased an Existing Note for an amount in excess of its principal amount will be considered to have purchased the Existing Note at a "premium." A U.S. Holder may elect to amortize the premium over the remaining term of the Existing Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Existing Note. The premium on an Existing Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on the sale or disposition of the Existing Note. The election to amortize the bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Service. An Exchange Note received in exchange for an Existing Note will be deemed to have an equal amount of premium, which will be subject to the same rules as premium on the Existing Note.

      U.S. Holders are urged to consult with their own tax advisors regarding the application of the premium rules to their particular circumstances.

       Sale, Exchange or Retirement of a Note

      Upon the sale, exchange or retirement of an Exchange Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (reduced by any amounts attributable to accrued but unpaid interest, which will be taxable as such) and such holder's adjusted tax basis in the Exchange Note. Any such gain or loss will be United States source gain or loss for foreign tax credit purposes.

      A U.S. Holder's adjusted tax basis in a US$ Exchange Note generally will be the purchase price of such note, and a U.S. Holder's adjusted tax basis in a Cdn$ Exchange Note generally will be its U.S. dollar cost. In each case, the adjusted tax basis is reduced by the amount of premium amortized by such holder. Gain or loss on the sale, exchange or retirement of an Exchange Note generally will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder has held the Exchange Note for more than one year. The deductibility of capital losses is subject to limitations.

      The U.S. dollar cost of a Cdn$ Exchange Note generally will be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Cdn$ Exchange Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis holder (or an accrual basis holder that so elects), on the settlement date for the purchase.

      Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of a Cdn$ Exchange Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange or retirement of a Cdn$ Exchange Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.

       Exchange of Canadian Dollars

      A U.S. Holder's tax basis in Canadian dollars received as interest on, or on the sale, exchange or retirement of, a Cdn$ Exchange Note will be the U.S. dollar value thereof at the spot rate at the time such Canadian dollars are received. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of Canadian dollars will be equal to the difference between
(i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Canadian dollars, or the fair market value in U.S. dollars of the property received by the holder in the sale, exchange or other disposition, and (ii) the holder's tax basis in the Canadian dollars. Generally, any such gain or loss will be ordinary income or loss.

       Backup Withholding

      Certain non-corporate U.S. Holders may be subject to backup withholding at a rate of 28% on interest, premium, if any, and on the proceeds of the sale, exchange, redemption or retirement of the Notes. Backup withholding will apply only if the U.S. Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, would be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Service that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to certify, under the penalty of perjury, that it has furnished a correct TIN and has not been notified by the Service that it is subject to backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

      Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder would be allowed as a refund or a credit against such holder's United States federal income tax provided that the required information is timely furnished to the Service.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the principal Canadian federal income tax consequences generally applicable to a holder of Exchange Notes acquired pursuant to an Exchange Offer who at all relevant times, for the purposes of the Income Tax Act (Canada) (the "Act"), is not resident in Canada, deals at arm's length with the Corporation, holds the Exchange Notes as capital property and does not use or hold and is not deemed to use or hold the Exchange Notes in carrying on a business in Canada (a "Holder"). For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm's length. It is a question of fact whether persons not related to each other deal at arm's length. This summary does not address the special tax consequences which may apply to a Holder of Exchange Notes who is an insurer carrying on business in Canada and elsewhere for the purposes of the Act.

      This summary is based on the current provisions of the Act and the regulations thereunder, the Corporation's understanding of the current published administrative practices of the Canada Customs and Revenue Agency, and all specific proposals to amend the Act and the regulations publicly announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decisions or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

      The exchange by a Holder of an Existing Note for an Exchange Note should not constitute a taxable event for purposes of the Act. Accordingly, a Holder should not be taxable under the Act in respect of the exchange.

      The payment of interest, principal or premium, if any, to a Holder of the Exchange Notes should be exempt from Canadian withholding tax. No other tax on income or capital gains should be payable under the Act in respect of the holding, redemption or disposition of the Exchange Notes by a Holder.

      THIS SUMMARY IS OF A GENERAL NATURE ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EXCHANGE NOTES. NO REPRESENTATION IS MADE WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER. CONSEQUENTLY, HOLDERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Exchange Offers will be passed upon for the Corporation by McCarthy Tetrault LLP, Vancouver, British Columbia, with respect to matters of Canadian law and by Preston Gates & Ellis LLP, Seattle, Washington, with respect to matters of United States law. The partners and associates of McCarthy Tetrault LLP and of Preston Gates & Ellis LLP own less than 1% of any securities of the Corporation.

                                    EXPERTS

      The consolidated financial statements for the years ended June 30, 2004 and 2003 have been incorporated by reference herein and in the Registration Statement of which this Prospectus forms a part, in reliance upon the report of KPMG LLP, Chartered Accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

      The Company is subject to certain of the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Company will continue to follow the financial reporting requirements set forth in Canadian securities legislation which include the provisions of annual and interim financial statements to shareholders within 140 days after the fiscal year and 60 days after the quarter end as appropriate. Such reports and other information filed with the Commission may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Company has filed with the Commission a registration statement on Form F-10 under the Securities Act (the "Registration Statement"), as amended, with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains a World Wide Web site that contains certain reports of the Company filed electronically with the Commission and which are available free of charge. The address of the site is http://www.sec.gov.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

      The following documents have been filed with the Commission as part of the Registration Statement of which this Prospectus forms a part: the Annual Information Form of the Company dated September 13, 2004, including Management's Discussion and Analysis for the year ended June 30, 2004; the Information Circular of the Company dated September 27, 2004 distributed in connection with the Company's annual meeting held on November 8, 2004; the Annual Consolidated Financial Statements; the Interim Consolidated Financial Statements; interest coverage calculations as at and for the 12 months ended June 30, 2004 and September 30, 2004; Supplemental Information -- Reconciliation with United States Generally Accepted Accounting Principles for the three months ended September 30, 2004 (unaudited); consent of KPMG LLP; consent of McCarthy Tetrault LLP; consent of Preston Gates & Ellis LLP; powers of attorney executed by certain directors and officers of the Company; the Registration Rights Agreements; the Indentures; Statement of Eligibility on Form T-1 of the U.S. Trustee for the Indentures; Letters of Transmittal; Notices of Guaranteed Delivery; Letters to Brokers, Dealers, Commercial Banks and other Nominees; and Brokers' Letters to Clients.

---------------------------------------------------------
---------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
SPECIAL NOTE REGARDING FORWARD-LOOKING
  INFORMATION............................      IV
DOCUMENTS INCORPORATED BY REFERENCE......      IV
CERTAIN DEFINITIONS AND STATISTICAL
  INFORMATION............................       V
ENFORCEABILITY OF CERTAIN CIVIL
  LIABILITIES............................       V
PROSPECTUS SUMMARY.......................       1
RISK FACTORS.............................       7
RECENT DEVELOPMENTS......................      12
CONSOLIDATED CAPITALIZATION..............      14
USE OF PROCEEDS..........................      14
THE CORPORATION..........................      15
INTEREST COVERAGE........................      18
THE EXCHANGE OFFERS......................      19
DESCRIPTION OF THE EXCHANGE NOTES........      27
CREDIT RATINGS...........................      57
PLAN OF DISTRIBUTION.....................      57
CERTAIN INCOME TAX CONSEQUENCES..........      59
LEGAL MATTERS............................      62
EXPERTS..................................      62
AVAILABLE INFORMATION....................      63
DOCUMENTS FILED AS PART OF THE
  REGISTRATION STATEMENT.................      63


---------------------------------------------------------
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                       ---------------------------------------------------------
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                                 US$226,000,000
                                CDN$125,000,000

                             INTRAWEST CORPORATION

                          7.50% SENIOR EXCHANGE NOTES
                              DUE OCTOBER 15, 2013

                          6.875% SENIOR EXCHANGE NOTES
                              DUE OCTOBER 15, 2009

                            ------------------------

                                (INTRAWEST LOGO)
                            ------------------------

                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under the Canada Business Corporations Act (the "CBCA"), which governs Intrawest Corporation (the "Registrant") except in respect of an action by or on behalf of a corporation or other entity to procure a judgement in its favor, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation's request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer (or other individual as described above) is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defence of a civil, criminal, administrative, investigative or other proceeding to which he or she is made a party because of their association with the corporation or other entity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and has fulfilled the conditions set forth above.

      The by-laws of the Registrant provide that the Registrant shall indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

      The Registrant maintains directors' and officers' liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.

EXHIBITS


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 *4.1        Annual Information Form of the Registrant dated September
             13, 2004, including Management's Discussion and Analysis,
             for the year ended June 30, 2004 (incorporated by reference to the Registrant's Report on Form 40-F for the year ended
             June 30, 2004, filed on September 21, 2004 with the
             Commission).

 *4.2        Information Circular of the Registrant dated September 27,
             2004 distributed in connection with the Registrant's Annual
             Meeting of Shareholders held on November 8, 2004.

 *4.3 Annual consolidated financial statements of the Registrant for the years ended June 30, 2004 and 2003 (incorporated by reference to the Registrant's Annual Information Form included in the Registrant's Report on Form 40-F filed on September 21, 2004 with the Commission).

 *4.4 Unaudited consolidated financial statements of the Registrant for the three months ended September 30, 2004
             (incorporated by reference to the Registrant's Report on Form 6-K filed on November 15, 2004 with the Commission).

 *4.5 Interest Coverage calculations as at and for the twelve months ended June 30, 2004 and September 30, 2004.

  4.6        Supplemental Information -- Reconciliation with United
             States Generally Accepted Accounting Principles for the three months ended September 30, 2004 (unaudited).

 *5.1        Consent of KPMG LLP.

 *5.2        Consent of McCarthy Tetrault LLP.

 *5.3        Consent of Preston Gates & Ellis LLP.

 *6.1        Powers of Attorney.

 *7.1        Exchange and Registration Rights Agreement, dated October 6,
             2004, among the Registrant, Deutsche Bank Securities Inc.,
             Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill,
             Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray &
             Co., Wachovia Capital Markets LLC and Wells Fargo
             Securities, LLC.

 *7.2        Exchange and Registration Rights Agreement, dated October 6,
             2004 among the Registrant, Deutsche Bank Securities Limited,
             Scotia Capital Inc., BMO Nesbitt Burns Inc., RBC Dominion
             Securities Inc. and TD Securities Inc.

 *7.3        Indenture dated as of October 9, 2003 among the Registrant,
             JPMorgan Chase Bank, as U.S. Trustee, and CIBC Mellon Trust
             Company, as Canadian Trustee (incorporated by reference to the Registrant's Form F-10 filed on December 2, 2003 with the Commission).

 *7.4        Indenture dated as of October 6, 2004 among the Registrant,
             JP Morgan Chase Bank, as U.S. Trustee, and CIBC Mellon Trust
             Company, as Canadian Trustee.

 *7.5 Statement of Eligibility on Form T-1 of the U.S. Trustee with regard to the Notes.

  8.1        Forms of Letters of Transmittal.

  8.2        Forms of Notices of Guaranteed Delivery.

  8.3        Letters to Brokers, Dealers, Commercial Banks and other
             Nominees.

  8.4        Brokers' Letters to Clients.


---------------


* previously filed

                                    PART III

                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING.


      The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement or to transactions in said securities.


ITEM 2.  CONSENT TO SERVICE OF PROCESS.

      The Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

      CIBC Mellon Trust Company has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

                                      III-1

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on this 21st day of December, 2004.


                                          INTRAWEST CORPORATION





                                          By:                  *
                                            ------------------------------------
                                            Name: Joe S. Houssian
                                            Title: Chairman, President and
                                            Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:



              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

                  *                      Chairman, President and           December 21, 2004
--------------------------------------   Chief Executive Officer
           Joe S. Houssian               (Principal Executive Officer)


                  *                      Chief Financial Officer           December 21, 2004
--------------------------------------   (Principal Financial Officer)
            John E. Currie


                  *                      Vice President and                December 21, 2004
--------------------------------------   Corporate Controller
          David C. Blaiklock             (Principal Accounting Officer)


                                         Director
--------------------------------------
           Daniel O. Jarvis


                  *                      Director                          December 21, 2004
--------------------------------------
            David A. King


                                         Director
--------------------------------------
         Gordon H. MacDougall


                  *                      Director                          December 21, 2004
--------------------------------------
           Paul M. Manheim


                  *                      Director                          December 21, 2004
--------------------------------------
           Paul A. Novelly


                  *                      Director                          December 21, 2004
--------------------------------------
            Bernard A. Roy


                                         Director
--------------------------------------
           Khaled C. Sifri


                                      III-2

              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----


                  *                      Director                          December 21, 2004
--------------------------------------
        Nicholas C.H. Villiers


 *By:        /s/ ROSS J. MEACHER
        -----------------------------------------
               Ross J. Meacher
               Attorney-in-fact


                                      III-3

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Intrawest Corporation in the United States, in the City of Vancouver, Province of British Columbia, Country of Canada, on this 21st day of December, 2004.


                                            By: Intrawest U.S. Holdings Inc.




                                            By:                 *
                                               ---------------------------------
                                               Name: Joe S. Houssian
                                               Title:  President


*By:          /s/ ROSS J. MEACHER
        ------------------------------
                Ross J. Meacher
               Attorney-in-fact


                                      III-4

EXHIBIT INDEX


EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
 *4.1        Annual Information Form of the Registrant dated September
             13, 2004, including Management's Discussion and Analysis,
             for the year ended June 30, 2004 (incorporated by reference to the Registrant's Report on Form 40-F for the year ended
             June 30, 2004, filed on September 21, 2004 with the
             Commission).

 *4.2        Information Circular of the Registrant dated September 27,
             2004 distributed in connection with the Registrant's Annual
             Meeting of Shareholders held on November 8, 2004.

 *4.3 Annual consolidated financial statements of the Registrant for the years ended June 30, 2004 and 2003 (incorporated by reference to the Registrant's Annual Information Form included in the Registrant's Report on Form 40-F filed on September 21, 2004 with the Commission).

 *4.4 Unaudited consolidated financial statements of the Registrant for the three months ended September 30, 2004
             (incorporated by reference to the Registrant's Report on Form 6-K filed on November 15, 2004 with the Commission).

 *4.5 Interest Coverage calculations as at and for the twelve months ended June 30, 2004 and September 30, 2004.

  4.6        Supplemental Information -- Reconciliation with United
             States Generally Accepted Accounting Principles for the three months ended September 30, 2004 (unaudited).

 *5.1        Consent of KPMG LLP.

 *5.2        Consent of McCarthy Tetrault LLP.

 *5.3        Consent of Preston Gates & Ellis LLP.

 *6.1        Powers of Attorney.

 *7.1        Exchange and Registration Rights Agreement, dated October 6,
             2004, among the Registrant, Deutsche Bank Securities Inc.,
             Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill,
             Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray &
             Co., Wachovia Capital Markets LLC and Wells Fargo
             Securities, LLC.

 *7.2        Exchange and Registration Rights Agreement, dated October 6,
             2004 among the Registrant, Deutsche Bank Securities Limited,
             Scotia Capital Inc., BMO Nesbitt Burns Inc., RBC Dominion
             Securities Inc. and TD Securities Inc.

 *7.3        Indenture dated as of October 9, 2003 among the Registrant,
             JPMorgan Chase Bank, as U.S. Trustee, and CIBC Mellon Trust
             Company, as Canadian Trustee (incorporated by reference to the Registrant's Form F-10 filed on December 2, 2003 with the Commission).

 *7.4        Indenture dated as of October 6, 2004 among the Registrant,
             JP Morgan Chase Bank, as U.S. Trustee, and CIBC Mellon Trust
             Company, as Canadian Trustee.

 *7.5 Statement of Eligibility on Form T-1 of the U.S. Trustee with regard to the Notes.

  8.1        Forms of Letters of Transmittal.

  8.2        Forms of Notices of Guaranteed Delivery.

  8.3        Letters to Brokers, Dealers, Commercial Banks and other
             Nominees.

  8.4        Brokers' Letters to Clients.


---------------


* previously filed


                                      III-5